                            STANDARD INDUSTRIAL LEASE

     THIS INDUSTRIAL LEASE AGREEMENT ("LEASE") is made and entered into as of the 29th day of June, 2006 by and between THE REALTY ASSOCIATES FUND VI, L.P., a
Delaware limited partnership ("LANDLORD"), and G-III APPAREL GROUP LTD., a
Delaware corporation ("TENANT").

1. BASIC LEASE PROVISIONS.

     1.1 BUILDING ADDRESS: 308 Herrod Boulevard, South Brunswick, New Jersey
("Building").

     1.2 PREMISES ADDRESS: 308 Herrod Boulevard, South Brunswick, New Jersey.

     1.3 APPROXIMATE RENTABLE SQUARE FEET OF PREMISES: 305,477, as shown on
Exhibit A comprised of (i) Unit A consisting of 105,603 square feet ("Unit A"),
(ii) Unit B consisting of 99,611 square feet ("Unit B"), and (iii) Unit C consisting of 100,263 square feet ("Unit C") (Unit A, Unit B and Unit C are collectively referred to herein as the "Premises").

     1.4 APPROXIMATE RENTABLE SQUARE FEET OF BUILDING: 305,477 rentable square feet.

     1.5 PERMITTED USE: Warehousing, light assembly and distribution of apparel, including pressing, cleaning, embroidery, screen printing, repair of garments, administrative offices and other similar uses related to wholesale apparel operations, and a portion of the Premises for retail sales of warehoused goods if such use is permitted under applicable law, subject to the requirements and limitations contained in Article 4.

     1.6 TERM: Seven (7) years from the Unit C Commencement Date (as that term is hereinafter defined) unless Tenant exercises its Option to Terminate the
Lease with respect to Unit C in accordance with Paragraph 10 of the Addendum, in which event it shall be seven (7) years from the Unit A Commencement Date (as that term is hereinafter defined).

     1.7 COMMENCEMENT DATES: October 1, 2006 with respect to Unit B (the "Unit B
Commencement Date"); January 1, 2007 with respect to Unit A (the "Unit A
Commencement Date"); and February 1, 2007 with respect to Unit C (the "Unit C
Commencement Date").

     1.8 MONTHLY BASE RENT: Commencing on the Unit B Commencement Date (subject to the abatement provided in Paragraph 4 of the Addendum), Monthly Base Rent for
Unit B shall be $33,203.67. Commencing on the Unit A Commencement Date (subject to the abatement provided in Paragraph 4 of the Addendum), in addition to
Monthly Base Rent for Unit B, Monthly Base Rent for Unit A shall be $35,201.00.
Commencing on the Unit C Commencement Date (subject to the abatement provided in
Paragraph 4 of the Addendum), in addition to Monthly Base Rent for Unit B and
Unit A, Monthly Base Rent for Unit C shall be $33,421.00.

     1.9 BASE RENT PAID UPON EXECUTION: $68,404.67 for the first full month of the Term of this Lease for which Base Rent is due for Units A and B.
Furthermore, if Tenant does not elect to terminate the Lease with respect to
Unit C on or before October 31, 2006 in accordance with Paragraph 10 of the
Addendum, then Tenant shall deposit with Landlord, on or before November 10,
2006, $33,421.00 for the first full month of the Term of this Lease for which
Base Rent is due for Unit C.

     1.10 TENANT'S PERCENTAGE SHARE: 100%. See Addendum Paragraph 6

     1.11 SECURITY DEPOSIT: $136,809.34 (provided, if Tenant does not elect to terminate the Lease with respect to Unit C on or before October 31, 2006 in accordance with Paragraph 10 of the Addendum, then Tenant shall deposit with
Landlord, on or before November 10, 2006, an additional security deposit in the amount of $66,842.00). See Addendum Paragraph 7.

     1.12 INTENTIONALLY DELETED

     1.13 REAL ESTATE BROKERS: Kwartler Associates, Inc. and CB Richard Ellis,
Inc. representing Landlord and Team Resources, Inc. representing Tenant.

     1.14 ADDRESSES FOR NOTICES:

               LANDLORD:         The Realty Associates Fund VI, L.P.
                                 c/o Kwartler Associates
                                 2 North Street
                                 Waldwick, New Jersey 07463

               WITH A COPY TO:   TA Associates Realty
                                 28 State Street

                                 Boston, Massachusetts 02109
                                 Attention: Asset Manager

               TENANT:           G-III Apparel Group Ltd.
                                 512 Seventh Avenue
                                 New York, New York 10018
                                 Attention: Wayne Miller, COO

     1.15 ATTACHMENTS: Addendum; Exhibit A (Outline of Premises), Exhibit B
(Verification Letter), Exhibit C (Rules and Regulations), Exhibit D (Letter of
Credit), Exhibit E (License for Satellite Dish); Exhibit F (Landlord's Waiver
and Consent), Exhibit G (Coverall Construction LLC Letter dated June 27, 2006),
Schedule 1 (Tenant's Initial Work).

2. PREMISES. The Premises are hereby leased to Tenant to have and to hold for the Term of this Lease, subject to the terms, covenants and conditions of this
Lease. Tenant accepts the Premises in its condition as of the respective
Commencement Dates, subject to all applicable laws, ordinances, regulations, covenants, conditions, restrictions and easements, and, except as may be otherwise expressly provided herein, Landlord shall not be obligated to make any repairs or alterations to the Premises. The Premises is depicted on Exhibit A attached hereto. The "PROJECT" consists of the Premises, the Building and the land upon which the same are located.

                         SEE ADDENDUM PARAGRAPHS 1 AND 2

3. TERM.

     3.1 TERM AND COMMENCEMENT DATE. The Term and Commencement Dates of this
Lease are as specified in Sections 1.6 and 1.7. The Commencement Dates set forth in Section 1.7 are estimated Commencement Dates. The actual Commencement Dates shall be the date possession of each of the respective Units of the Premises is tendered to Tenant; provided, however, that if the Unit C Commencement Date (or the Unit A Commencement Date if Tenant exercises its option to terminate the
Lease with respect to Unit C) is other than the first day of a calendar month, the Term of this Lease shall be computed from the first day of the calendar month following the Unit C Commencement Date (or the Unit A Commencement Date,
if applicable). When the actual Commencement Dates are established by Landlord,
Tenant shall, within ten (10) days after Landlord's request, complete and execute the letter attached hereto as Exhibit B and deliver it to Landlord.

     3.2 DELAY IN POSSESSION. Notwithstanding the estimated Commencement Dates specified in Section 1.7, if for any reason Landlord cannot deliver possession of any of the Units of the Premises to Tenant on said dates, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder; provided, however, in such a case, Tenant shall not be obligated to pay rent or perform any other obligation of Tenant under this Lease, except as may be otherwise provided in this Lease, until possession of the applicable portion of the Premises is tendered to Tenant. If Landlord shall not have tendered possession of any of the
Units of the Premises to Tenant within thirty (30) days following the estimated
Commencement Date for said Unit as set forth in Section 1.7 (hereinafter, the
"Delay Credit Date"), as the same may be adjusted for any Force Majeure Events
(defined hereinbelow) and/or any delays caused by acts or omissions of Tenant,
Tenant's agents, employees and contractors of which Tenant has received at least three (3) days' prior written notice from Landlord (hereinafter, a "Tenant
Delay"), then Tenant shall be entitled to an abatement of Base Rent with respect to the applicable Premises (the "Delay Credit") in an amount equal to one-thirtieth (1/30th) of the Base Rent due for the first full calendar month of the Term with respect to the applicable Premises (not reduced by any abated rent, conditionally waived rent, free rent or similar rental concessions, if any) for each day following the Delay Credit Date until such time as the applicable Premises is delivered to Tenant. The Delay Credit, if any, shall be applied to the next installment(s) of Base Rent or additional rent coming due under the Lease following the application of any abatement of Base Rent as provided in Paragraph 4 of the Addendum. Furthermore, if Landlord shall not have tendered possession of all of the Premises to Tenant on or before March 1, 2007
(the "Outside Commencement Date"), as the same may be extended for any Force
Majuere Events and Tenant Delay, Tenant may, at Tenant's option, by notice in writing to Landlord at any time after the Outside Commencement Date, terminate the term of this Lease so long as Tenant's written notice is delivered to
Landlord prior to Landlord's delivery of the Premises to Tenant. If Tenant terminates the term of this Lease as provided in the preceding sentence, the parties shall be discharged from all obligations hereunder, except that Landlord shall return any money previously deposited with or paid to Landlord by Tenant.
If Landlord is unable to deliver possession of any of the Premises to Tenant on the applicable Commencement Date due to a "Force Majeure Event," the applicable
Commencement Date shall be extended by the period of the delay caused by the
Force Majeure Event.

4. USE.

     4.1 PERMITTED USE. The Premises shall be used for the Permitted Use only and for no other purpose. Tenant shall not (a) permit any animals or pets to be brought to or kept in the Premises, (b) install any antenna, dish or other device on the roof of the Building or outside of the Premises, except as expressly provided in Paragraph 3 of the Addendum, (c) make any penetrations into the roof of the

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Building, (d) place loads upon floors, walls or ceilings in excess of the load such items were designed to carry, (e) place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies or other items outside of the Building in which the Premises is located without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed, or (f) change the exterior of the Premises or the Building in which the Premises is located.

                            SEE ADDENDUM PARAGRAPH 3

     4.2 COMPLIANCE WITH LAWS. Except with respect to the Landlord's Work described in Paragraph 1 of the Addendum and as expressly set forth in this
Section 4.2, Tenant shall, at Tenant's sole expense, promptly comply with all applicable laws, ordinances, rules, regulations, orders, certificates of occupancy, conditional use or other permits, variances, covenants, conditions, restrictions, easements, and requirements of any fire insurance underwriters, rating bureaus or government agencies, now in effect or which may hereafter come into effect (collectively "REGULATIONS"), whether or not they reflect a change in policy from that now existing, during the Term or any part of the Term hereof, relating in any manner to the Premises or the occupation and use by
Tenant of the Premises. Notwithstanding anything to the contrary set forth above, Tenant shall not be required to comply with any such Regulations to the extent that such Regulations require repairs or alterations which constitute
Landlord Repairs as defined in Article 11 hereof. Landlord, at its sole cost and expense, shall comply with all Regulations which require repairs or alterations which constitute Landlord Repairs unless such repairs or alterations are required by Tenant's specific use of the Premises or by any alterations or improvements to the Premises made by Tenant or on Tenant's behalf. In addition, and notwithstanding anything to the contrary set forth above, to the extent any
Regulation requires that any repair or alteration be made to the Premises which constitutes a Capital Improvement, as hereinafter defined, unless such repair or alteration is required by Tenant's specific use of the Premises or by any alterations or improvements to the Premises made by Tenant or on Tenant's behalf, Landlord shall comply with such Regulation and the cost of such Capital
Improvement which is necessary to comply with such Regulation shall be amortized over the useful life of such Capital Improvement as determined in accordance with Generally Accepted Accounting Principles ("GAAP"), together with an interest factor on the unamortized cost of such item equal to ten percent (10%)
per annum and Tenant shall be responsible for the amortized portion of the cost of such Capital Improvement applicable to the remainder of the Term, payable monthly. Except with respect to the Landlord's Work described in Paragraph 1 of the Addendum and as expressly set forth in this Section 4.2, Tenant shall, at
Tenant's sole expense, comply with all requirements of the Americans With
Disabilities Act ("ADA") that relate to the Premises, and all federal, state and local laws and regulations governing occupational safety and health.
Notwithstanding the foregoing, in the event any applicable authority requires the Premises to be brought into compliance with ADA standards which were in effect but not enforced prior to the Commencement Date for any reason other than
Tenant's specific use of the Premises (if same is other than for basic warehouse uses) or by any alterations or improvements to the Premises made by Tenant or on
Tenant's behalf, then Landlord shall be responsible for all costs associated therewith.

     4.3 NUISANCE; PERMITS. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the
Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with or endanger Landlord or any other tenants of the Project. Tenant shall obtain, at its sole expense, any permit or other governmental authorization required to operate its business from the Premises.
Landlord shall not be liable for the failure of any other tenant or person to abide by the requirements of this Section, and Tenant shall not be excused from the performance of its obligations under this Lease due to such a failure.

     4.4 COMPLIANCE WITH LAWS ON COMMENCEMENT. The Premises (except with respect to any alterations or improvements to be made by Tenant but including the
Landlord's Work, more particularly described in Paragraph 1 of the Addendum)
shall be in compliance with applicable Regulations in effect on the date on which Landlord tenders possession of the Premises to Tenant. To the extent that the Project (in the condition existing on the date on which Landlord tenders possession of the Premises to Tenant but without regard to any alterations or improvements to be made by Tenant or Tenant's use of the Premises) is in violation of any Regulation on the date on which Landlord tenders possession of the Premises to Tenant and Landlord is obligated pursuant to a final determination to undertake action in order to comply with such Regulation, then in such event Landlord shall be obligated to undertake such remedial action in order to comply with such Regulation, at Landlord's sole cost and expense.

5. BASE RENT. Tenant shall pay Base Rent in the amount set forth in Section 1.8.
The first month's Base Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses (as hereinafter defined), if applicable, shall be due and payable on the date this Lease is executed by
Tenant, and Tenant promises to pay to Landlord in advance, without notice or demand, deduction, abatement or set-off (unless expressly set forth in this
Lease), monthly installments of Base Rent with respect to each Unit of the
Premises on or before the first day of each calendar month succeeding the applicable Commencement Date. Base Rent for any partial month during the Term shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith.

                         SEE ADDENDUM PARAGRAPHS 4 AND 5

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6. OPERATING EXPENSE PAYMENTS.

     6.1 OPERATING EXPENSES. Except for Landlord Repairs, as more particularly set forth in Article 11, Tenant shall pay Tenant's Percentage Share of the
Operating Expenses for the Project. For the purposes of this Lease, the term
"OPERATING EXPENSES" shall mean all expenses and disbursements of every kind
(subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation, and maintenance of the Project, including, but not limited to, the following: (a)
wages and salaries (including management fees) of all employees, agents, consultants and other individuals or entities engaged in the operation, repair, replacement, maintenance, and security of the Project, including taxes, insurance and benefits relating thereto; (b) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project;
(c) annual cost of all Capital Improvements (as defined below) made to the
Project which although capital in nature can reasonably be expected to reduce the normal operating costs of the Project, as well as all Capital Improvements made in order to comply with any law now or hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes); (d) cost of all utilities paid by
Landlord; (e) cost of repairs, replacements and general maintenance of the
Project (including all truck court areas, paving and parking areas, lighting facilities, fences, gates, water lines, sewer lines, rail spur areas and any other item Landlord is obligated to repair or maintain), other than costs necessary to assure the structural soundness of the roof, foundation and exterior walls of the Project which are payable solely by Landlord under Article
11; (f) cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement or security of the Project
(including, without limitation, alarm service, exterior painting, trash collection, snow, ice, debris and waste removal and landscape maintenance); (g)
the cost of all accounting fees, management fees, legal fees and consulting fees attributable to the operation, ownership, management, maintenance or repair of the Project; (h) payments made by Landlord under any easement, license, operating agreement, declaration, restrictive covenant or other agreement relating to the sharing of costs among property owners; (i) the cost of all business licenses, permits or similar fees relating to the operation, ownership, repair or maintenance of the Project; and (j) the cost of any other item the cost of which is stated in this Lease to be an Operating Expense. For purposes of this Lease, a "CAPITAL IMPROVEMENT" shall be an improvement to the Project that Landlord is obligated to make pursuant to this Lease, the cost of which is not fully deductible in the year incurred in accordance with GAAP; provided, however, that, at Landlord's option, the cost of painting all or part of the
Project and resurfacing and restriping roadways and parking areas shall be treated as an expense and not as a Capital Improvement. Real Property Taxes (as
defined below) and Insurance Costs (as defined below) shall be reimbursed to
Landlord as provided below and shall not be treated as an Operating Expense.

                            SEE ADDENDUM PARAGRAPH 6

     6.2 OPERATING EXPENSE EXCLUSIONS. Notwithstanding anything to the contrary contained herein, Operating Expenses shall not include the following: (i) legal and auditing fees (other than those fees reasonably incurred in connection with the maintenance and operation of all or any portion of the Project), leasing commissions, advertising expenses and similar costs incurred in connection with the leasing of the Project; (ii) depreciation of the Building or any other improvements situated within the Project; (iii) any items for which Landlord is actually reimbursed by insurance; (iv) costs of repairs or other work necessitated by fire, windstorm or other casualty (excluding any deductibles)
and/or costs of repair or other work necessitated by the exercise of the right of eminent domain to the extent insurance proceeds or a condemnation award, as applicable, is actually received by Landlord for such purposes; (v) costs associated with the investigation and/or remediation of Hazardous Materials
(hereafter defined) present in, on or about any portion of the Premises, unless such costs and expenses are the responsibility of Tenant as provided in Article
27 hereof, in which event such costs and expenses shall be paid solely by Tenant in accordance with the provisions of Article 27 hereof; (vi) the cost of Capital
Improvements unless made with the reasonable expectation of reducing Operating
Expenses or in order to comply with any law first taking effect or interpreted differently on or after the Commencement Date, other than any interest charges for Capital Improvements referred to in Section 6.1(c) hereinabove, any interest or payments on any financing for the Building or the Project and interest and penalties incurred as a result of Landlord's late payment of any invoice; (vii)
overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis;
(viii) any payments under a ground lease or master lease; and (ix) except as provided in Section 6.1 above, the cost of Capital Improvements.

     6.3 PAYMENT. Tenant shall pay to Landlord Tenant's Percentage Share of
Operating Expenses in monthly installments on the first day of each calendar month together with Tenant's payment of Base Rent, in advance, in an amount reasonably estimated by Landlord from time to time. Landlord shall use its best efforts to deliver to Tenant within one hundred eighty (180) days after the expiration of each calendar year a reasonably detailed statement (the
"STATEMENT") showing Tenant's Percentage Share of the actual Operating Expenses incurred during such year. Landlord's failure to deliver the Statement to Tenant within said period shall not constitute Landlord's waiver of its right to collect said amounts or otherwise prejudice Landlord's rights hereunder. If
Tenant's payments under this Section during said calendar year exceed Tenant's
Percentage Share of the actual Operating Expenses incurred as indicated on the
Statement, Tenant shall be entitled to credit the amount of such overpayment against Tenant's Percentage Share of Operating Expenses next falling due. If
Tenant's payments under this

                                        4

Section during said calendar year were less than Tenant's Percentage Share as indicated on the Statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after delivery by Landlord to Tenant of the
Statement. Landlord and Tenant shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last calendar year for which Tenant is responsible for Operating Expenses, notwithstanding that the Term may have terminated before the end of such calendar year; and this provision shall survive the expiration or earlier termination of the Lease.

     6.4 AUDITS. If Tenant disputes the amount set forth in the Statement,
Tenant shall have the right, at Tenant's sole expense, not later than ninety
(90) days following receipt of such Statement, to cause Landlord's books and records with respect to the calendar year which is the subject of the Statement to be audited by a certified public accountant mutually acceptable to Landlord and Tenant. The audit shall take place at the offices of Landlord where its books and records are located at a mutually convenient time during Landlord's regular business hours. Operating Expenses shall be appropriately adjusted based upon the results of such audit, and the results of such audit shall be final and binding upon Landlord and Tenant. Tenant shall have no right to conduct an audit or to give Landlord notice that it desires to conduct an audit at any time
Tenant is in default under the Lease. The accountant conducting the audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. No subtenant shall have any right to conduct an audit, and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises. Tenant's right to undertake an audit with respect to any calendar year shall expire ninety (90)
days after Tenant's receipt of the Statement for such calendar year, and such
Statement shall be final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct, at the end of such ninety (90) day period, unless prior thereto Tenant shall have given Landlord written notice of its intention to audit Operating Expenses for the calendar year which is the subject of the Statement. If Tenant gives Landlord notice of its intention to audit Operating Expenses, it must commence such audit within ninety (90) days after such notice is delivered to Landlord, and the audit must be completed within one hundred twenty (120) days after such notice is delivered to Landlord.
If Tenant does not commence and complete the audit within such periods, the
Statement which Tenant elected to audit shall be deemed final and binding upon
Tenant and shall, as between the parties, be conclusively deemed correct. Tenant agrees that the results of any Operating Expense audit shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity.

     6.5 OPERATING EXPENSE INCREASES. Notwithstanding anything to the contrary contained in this Article 6, Landlord hereby agrees that for the period commencing October 1, 2006 through December 31, 2007 (the "Fixed Controllable
Operating Expense Period"), Operating Expenses (other than utilities, snow removal and management fees; hereinafter, for purposes of this Section 6.5, all
Operating Expenses, other than utilities, snow removal and management fees, shall be known collectively as "Controllable Operating Expenses"), shall be deemed to equal $.20 per square foot of the Premises and such amount shall not be subject to adjustment as generally provided in this Article 6. Furthermore, following the expiration of the Fixed Controllable Operating Expense Period, for
each calendar year thereafter during the Term hereof, Tenant shall not be obligated to pay to Landlord its share of Controllable Operating Expenses to the extent that such Controllable Operating Expenses exceed six and one-half percent
(6.5%) of the previous calendar year's Controllable Operating Expenses (the
"Controllable Operating Expense Cap"); provided, however, that the Controllable
Operating Expense Cap shall not apply to the payment by Tenant of (i) utility costs and snow removal costs for the Project (which shall be paid as otherwise provided in this Article 6), and (ii) Project management fees (which shall be paid as set forth hereinbelow). The Controllable Operating Expense Cap shall be applied separately during each year of the Term and shall function as follows:
If Controllable Operating Expenses have increased by more that six and one-half percent (6.5%) in a previous calendar year and by less than six and one-half percent (6.5%) in a subsequent calendar year, Landlord shall have the right to pass through to Tenant the increase in Controllable Operating Expenses in such subsequent calendar year that Landlord was unable to pass through in such previous calendar year provided that Landlord does not exceed in any year a maximum increase of six and one-half percent (6.5%) in any calendar year.
Management fees for the Project shall be in an amount equal to three percent
(3%) of gross revenues annually. For purposes of this Section 6.5, the term
"gross revenues" shall mean base rent and all additional rent received by
Landlord for any space in the Project.

     6.6 ALLOCATION OF EXPENSES. Notwithstanding anything to the contrary in this Article 6, if Tenant leases 100% of the Building, then the definition of
Operating Expenses in Section 6.1 above shall be revised to include only management fees in an amount equal to Two Thousand and 00/100 Dollars
($2,000.00) per month. Real Property Taxes (as defined below) and Insurance
Costs (as defined below) shall be reimbursed to Landlord as provided below and shall not be treated as an Operating Expense.

7. SECURITY DEPOSIT. The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest as security for the performance of Tenant's obligations. Landlord may use all or any portion of the Security Deposit for the payment of any past due
Base Rent or other charge due hereunder, to cure any default by Tenant or to compensate Landlord for any loss or damage which Landlord may actually suffer thereby. Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its full amount. Landlord shall not be required to keep the Security Deposit separate from its general accounts. If Tenant performs Tenant's obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Landlord, shall be returned to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the Term hereof,

                                        5

and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit. The
Security Deposit is not an advance payment of rent or a measure of Landlord's damages in the event of Tenant's default. Tenant hereby waives the provisions of any law that is inconsistent with this Section.

                            SEE ADDENDUM PARAGRAPH 7

8. UTILITIES.

     8.1 PAYMENT. Tenant shall pay for all water, gas, electricity, telephone, sewer, sprinkler services, refuse and trash collection and other utilities and services used on the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto. Tenant shall contract directly with the applicable public utility for such services.

     8.2 INTERRUPTIONS. Tenant agrees that Landlord shall not be liable to
Tenant for its failure to furnish water, gas, electricity, telephone, sewer, refuse and trash collection or any other utility services or building services when such failure is occasioned, in whole or in part, by repairs, replacements or improvements, by any strike, lockout or other labor trouble, by any accident, casualty or event arising from any cause whatsoever, including the negligence of
Landlord, its employees, agents and contractors. Notwithstanding anything contained herein to the contrary, if any interruption of utilities or services caused by Landlord's gross negligence or willful misconduct shall continue for more than five (5) consecutive business days and shall render all or any portion of the Premises unusable for the normal conduct of Tenant's business, and if
Tenant does not in fact use or occupy such portion of the Premises, then all
Base Rent and additional rent payable hereunder with respect to such portion of the Premises which Tenant does not occupy shall be abated from and after the sixth (6th) consecutive business day until full use of such portion of the
Premises is restored to Tenant. Landlord hereby represents and warrants to
Tenant that the Premises is currently served by water, electric, telephone and sewer service lines.

9. REAL AND PERSONAL PROPERTY TAXES.

     9.1 PAYMENT OF TAXES. Tenant shall pay to Landlord during the Term of this
Lease, in addition to Base Rent, Tenant's Percentage Share of all Real Property
Taxes (as defined below) assessed against the Project. Real Property Taxes shall be payable by Tenant at the same time, in the same manner and under the same terms and conditions as Tenant pays Operating Expenses. As used herein, the term
"REAL PROPERTY TAXES" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, improvement bond or bonds imposed on the Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of
Landlord in the Project or in any portion thereof. Real Property Taxes shall not include income, inheritance and gift taxes.

     9.2 PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or related to Tenant's use of the Premises. If any of Tenant's personal property shall be assessed with Landlord's real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth a reasonable allocation of the taxes applicable to Tenant's property.

10. INSURANCE.

     10.1 INSURANCE-TENANT.

          (a) Tenant shall obtain and keep in force during the Term of this
Lease a commercial general liability policy of insurance with coverages reasonably acceptable to Landlord, which, by way of example and not limitation, protects Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the use, occupancy or maintenance of the Premises and Project areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single-limit coverage in an amount not less than $2,000,000 per occurrence which limit can be satisfied in conjunction with an Umbrella or
Excess Liability policy or policies. The policy shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease.

          (b) Tenant shall obtain and keep in force during the Term of this
Lease "Causes of Loss - Special Form" coverage including flood coverage, sprinkler leak coverage, and such endorsements and supplemental coverages as
Landlord may reasonably require from time to time. Said insurance shall be written on a one hundred percent (100%) replacement cost basis on Tenant's personal property, all tenant improvements installed at the Premises by Tenant,
Tenant's trade fixtures and other Tenant property.

          (c) Tenant shall, at all times during the Term hereof, maintain in effect workers' compensation insurance as required by applicable law.

                                        6

     10.2 INSURANCE-LANDLORD.

          (a) Landlord shall obtain and keep in force a policy of general liability insurance with coverage against such risks and in such amounts as are customarily maintained by South Brunswick, New Jersey landlords of facilities similar to the Project ("Local Standards"). Landlord shall also obtain and keep in force during the Term of this Lease a policy or policies of insurance covering loss or damage to the Project in the amount of not less than the full replacement cost thereof (less foundations and footings). The terms and conditions of said policies and the perils and risks covered thereby shall meet
Local Standards. In addition, at Landlord's option, Landlord shall obtain and keep in force, during the Term of this Lease, a policy of rental interruption insurance, with loss payable to Landlord, which insurance shall, at Landlord's option, also cover all Operating Expenses and Real Property Taxes. Tenant will not be named as an additional insured in any insurance policies carried by
Landlord and shall have no right to any proceeds therefrom. Tenant shall pay, at
Tenant's sole expense, any increase in the property insurance premiums for the
Project over what was payable immediately prior to the increase to the extent the increase is specified by Landlord's insurance carrier as being caused by the nature of Tenant's use of the Premises or any negligent or willful act or omission of Tenant.

          (b) Tenant shall pay to Landlord during the Term of this Lease, in addition to Base Rent, Operating Expenses and Real Property Taxes, Tenant's
Percentage Share of all Insurance Costs (as defined below) paid by Landlord.
Insurance Costs shall be payable by Tenant at the same time, in the same manner and under the same terms and conditions as Tenant pays Operating Expenses. For purposes of this Lease, "INSURANCE COSTS" shall mean the cost of all insurance purchased by Landlord pursuant to section (a) above.

     10.3 INSURANCE POLICIES. Tenant shall deliver to Landlord certificates of the insurance policies required under Section 10.1 within fifteen (15) days prior to the first Commencement Date of this Lease. Tenant's insurance policies shall not be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord.
Tenant shall, at least ten (10) days prior to the expiration of such policies, furnish Landlord with certificates of renewal thereof. Tenant's insurance policies shall be issued by insurance companies authorized to do business in the state in which the Project is located, and said companies shall maintain during the policy term a "General Policyholder's Rating" of at least A and a financial rating of at least "Class X" as set forth in the most recent edition of "Best
Insurance Reports." All insurance obtained by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. Landlord and, at Landlord's option, the holder of any mortgage or deed of trust encumbering the Project and any person or entity managing the Project on behalf of Landlord, shall be named as an additional insured on all insurance policies Tenant is obligated to obtain by
Section 10.1 above. Tenant shall have the option, either alone or in conjunction with any subsidiaries or affiliates of Tenant, to maintain self insurance and/or provide or maintain any insurance required by this Section under blanket insurance policies maintained by Tenant or provide or maintain insurance through such alternative risk management programs as Tenant may participate in from time to time (such types of insurance programs being herein collectively and severally referred to as "self insurance"), provided the same does not thereby decrease the insurance coverage or limits set forth in this Section or other
Tenant insurance requirements set forth elsewhere in the Lease. Any self insurance shall be deemed to contain all of the terms and conditions applicable to such insurance as required in this Article 10, including, without limitation, a full waiver of subrogation as is required in Section 10.4. If Tenant elects to self insure, then with respect to any claims which may result from incidents occurring during the Term of this Lease, such self insurance obligations shall survive the expiration or earlier termination of this Lease to the same extent as the insurance required would survive. Tenant shall be permitted to maintain deductibles in accordance with its standard corporate policies, it being acknowledged and agreed to by Tenant, however, that all such deductible amounts shall be deemed to be self-insurance, and shall be subject to all of the provisions of this Article 10, including, without limitation, a full waiver of subrogation pursuant to Section 10.4. If any of the insurance coverage which
Tenant is obligated to carry pursuant to this Lease is under a blanket insurance policy, then such blanket insurance policy shall expressly afford coverage for the Premises and Landlord as required hereunder. Landlord makes no representation to Tenant that the limits or forms of coverage specified above or approved by Landlord are adequate to insure Tenant's property or Tenant's obligations under this Lease, and the limits of any insurance carried by Tenant shall not limit Tenant's obligations or liability under any indemnity provision included in this Lease or under any other provision of this Lease.

     10.4 WAIVER OF SUBROGATION. Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant's Property, as hereinafter defined, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. For the purposes of this waiver, any deductible with respect to a party's insurance shall be deemed covered by and recoverable by such party under valid and collectable policies of insurance.

11. LANDLORD'S REPAIRS. Landlord shall maintain, at Landlord's sole cost and expense, only the roof of the Building (including the roof membrane), the structural soundness of the foundation of the Building, the structural elements of the elevator serving the Premises and the elevator's motor (subject to
Tenant's obligations with respect to the elevator in Section 12.2 below) and the structural elements of the exterior

                                        7

walls of the Building (collectively, "LANDLORD REPAIRS"). Tenant shall reimburse
Landlord for the cost of any maintenance, repair or replacement of the foregoing necessitated by Tenant's misuse, negligence, alterations to the Premises or any breach of its obligations under this Lease. By way of example, and not limitation, the term "exterior walls" as used in this Section shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall, as soon as reasonably possible, give Landlord written notice of any repair required by
Landlord pursuant to this Section, after which Landlord shall have a reasonable time in which to complete the repair. Nothing contained in this Section shall be construed to obligate Landlord to seal or otherwise maintain the surface of any foundation, floor or slab, and Tenant shall be obligated to perform maintenance to the warehouse floor necessitated by ordinary wear and tear. Except as herein expressly provided, Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.
Notwithstanding anything to the contrary contained in the Lease, in the event
Landlord fails to undertake and diligently pursue any repair to the Premises required to be made by Landlord pursuant to this Article 11 or Section 12.4 below within thirty (30) days following Landlord's receipt of Tenant's written notice, then Tenant shall have the right to make any such repair, provided
Landlord has failed to commence and diligently prosecute such repair during such thirty (30) day period. Tenant shall be permitted to make any of the repairs required to be made by Landlord hereunder on an emergency basis without notice to Landlord if such condition requiring repair poses an imminent danger to life or property so long as Tenant attempts by all reasonable means to notify
Landlord prior to commencing such repair and notifies Landlord in writing within two (2) business days following the date on which Tenant commenced to make any such repair. Landlord shall reimburse Tenant for the reasonable cost of making any such repair in accordance with this provision within thirty (30) days following Landlord's receipt of an invoice therefor. Tenant shall have no right to set-off any sums incurred by Tenant pursuant to this provision nor shall
Tenant be entitled to any abatement of rent except as specifically provided otherwise in this Lease

12. TENANT'S REPAIRS.

     12.1 OBLIGATIONS OF TENANT. Subject to Section 12.4 below, Tenant shall, at its sole cost and expense, keep and maintain all parts of the Premises (except those defined as Landlord's Repairs in Article 11 above) in good and sanitary condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, any special store front or office entry, walls and finish work, elevators, floors and floor coverings, heating and air conditioning systems, dock boards, bumpers, plates, seals, levelers and lights, plumbing work and fixtures (including periodic backflow testing), electrical systems, lighting facilities and bulbs, sprinkler systems, alarm systems, fire detection systems, termite and pest extermination, parking lots, asphalt, curbs, gutters, fencing, landscaped areas, irrigation systems, tenant signage and regular removal of trash and debris, except those repairs or replacements that are required as a direct result of the negligence or willful misconduct of Landlord or Landlord's agents, representatives or contractors.
Tenant shall notify Landlord in writing prior to making any repair or performing any maintenance pursuant to this Section, and Landlord shall have the right to designate the contractor Tenant shall use to make any repair or to perform any maintenance on the heating, ventilation and air conditioning systems ("HVAC"), plumbing systems, electrical systems, sprinkler systems, fire alarm systems or fire detection systems located at the Premises providing the rates charged by such contractors are competitive. If Tenant fails to keep the Premises in good condition and repair, Landlord may, upon thirty (30) days prior written notice to Tenant, make any necessary repairs (but shall not be obligated to do so)
provided Tenant has failed to commence and diligently prosecute such repair during such thirty (30) day period. If Landlord makes such repairs, Landlord may bill Tenant for the cost of the repairs as additional rent, and said additional rent shall be payable by Tenant within ten (10) days after demand by Landlord.
Notwithstanding anything to the contrary contained herein, in the event that any replacement or repair to the Premises constitutes a capital improvement or repair (as determined in accordance with GAAP) (hereinafter, a "Capital
Replacement"), and provided, (i) such Capital Replacement is not necessitated by the negligence of Tenant or Tenant's employees, agents or contractors, then such
Capital Replacement shall be reimbursed by Tenant as follows: the entire cost of the Capital Replacement shall be amortized over the useful life of the improvement or equipment, as reasonably determined by Landlord, together with an interest factor on the unamortized cost of such item equal to ten percent (10%)
per annum and Tenant shall pay such amortized amount monthly during the Term of the Lease (as the same may be extended or renewed) at the same time it pays Base
Rent hereunder.

     12.2 MAINTENANCE CONTRACTS. Tenant shall, at its own cost and expense, enter into regularly scheduled preventative maintenance/ service contract(s)
(the "MAINTENANCE CONTRACTS") with a maintenance contractor for servicing the
HVAC units servicing the Premises, the elevator servicing the Premises, the sprinkler, fire alarm and fire detection systems servicing the Premises, and backflow testing for the plumbing servicing the Premises. Tenant shall provide
Landlord with copies of all service reports. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the Premises. Within the ninety (90) day period prior to expiration of the Lease Term, or promptly following other termination of this
Lease or of Tenant's right of possession, Landlord shall have the right to have any or all of such systems inspected by a qualified inspector at Landlord's expense. If, in the opinion of the inspector, the equipment has not been properly maintained, reasonable wear and tear excepted, then Landlord may authorize necessary repairs and/or replacements to be made to the system, in which case Tenant shall reimburse Landlord for any and all reasonable costs associated with such inspection and such repairs and replacements. If, at

                                        8

anytime during the Term of the Lease, Landlord discovers that Tenant has failed to enter into or maintain any Maintenance Contract required to be maintained by
Tenant hereunder, then Landlord shall have the right, but not the obligation, to enter into such Maintenance Contract and Tenant shall reimburse Landlord for the cost of the Maintenance Contracts within ten (10) days after written demand by
Landlord; provided, however, Landlord shall have the right to estimate the monthly cost of the Maintenance Contracts, and Tenant shall pay such amount to
Landlord as additional rent each month at the same time Tenant pays Base Rent.

     12.3 ADDITIONAL REPAIR OBLIGATIONS. Notwithstanding anything to the contrary in this Article 12, if Tenant leases 100% of the Building, then in addition to Tenant's obligations in Section 12.1 and Section 12.2 above, Tenant shall, at Tenant's sole cost and expense, take good care of and keep the Common
Areas of the Project in good and safe order and condition, and shall make all repairs therein and thereon necessary to keep the Common Areas in good and safe order and condition. The term "Common Areas," as used in this Lease, shall mean and include roadways, alleyways, pedestrian sidewalks, driveways, parking lots, truck ways, landscaped areas and those areas within the Project which are not leased or available for lease, or intended to be leased, to a tenant. Common
Areas shall not include any of the buildings (including the Building) located at the Project. Tenant shall keep the Common Areas clean and free from dirt, snow, ice, rubbish, obstruction and encumbrances. All repairs made by Tenant shall be equal in quality and class to the original work and shall be made in compliance with all applicable Regulations. As used in this Section 12.3, the term
"repairs" shall include all necessary replacements, removals, alterations and additions which are not the responsibility of Landlord under this Lease.
Notwithstanding anything to the contrary set forth above, Tenant shall not make any repairs which constitute a Capital Replacement to the Common Areas without
Landlord's prior approval. All Capital Replacements made pursuant to this
Section 12.3 shall be paid for by Landlord and reimbursed by Tenant in accordance with Section 12.1 hereinabove. If Tenant fails to keep the Common
Areas of the Project in good condition and repair, Landlord may, upon thirty
(30) days prior written notice to Tenant, perform any necessary maintenance (but shall not be obligated to do so). If Landlord performs any such maintenance obligation, then except as otherwise expressly provided in this Lease, the cost thereof shall be considered an Operating Expense, reimbursable by Tenant in accordance with Article 6.

     12.4 PERFORMANCE OF WORK BY LANDLORD. If Tenant is not leasing 100% of the
Building, Landlord shall employ contractors to perform all repairs, maintenance and replacements of the sprinkler systems, fire alarm systems, fire detection systems and embedded plumbing systems located within the walls or under the floor of the Premises (the "Building Systems") but only to the extent any of such Building Systems service other space in the Building as well (other than the Premises). The items described in the previous sentence that Landlord will cause to be repaired, maintained and replaced are hereinafter referred to as the
"Landlord Maintenance Items.". The cost of all such Landlord Maintenance Items shall be considered an Operating Expense, reimbursable by Tenant in accordance with Article 6. Landlord shall determine in its sole discretion the scope and timing of the performance of such Landlord Maintenance Items, and Tenant shall not perform such Landlord Maintenance Items. Landlord's maintenance of the exterior walls of the Premises shall include the right, but not the obligation, of Landlord to paint from time to time all or some of the exterior walls, canopies, doors, windows, gutters, handrails and other exterior parts of the
Premises with colors selected by Landlord and the cost thereof shall be considered an Operating Expense, reimbursable by Tenant in accordance with
Article 6. If the Premises contains landscaped areas ("Landscaped Areas"),
Landlord shall maintain the Landscaped Areas in the same condition as they exist as of the date hereof and the cost thereof shall be considered an Operating
Expense, reimbursable by Tenant in accordance with Article 6. Tenant shall immediately give Landlord written notice of any repair or maintenance required by Landlord pursuant to this Section, after which Landlord shall have a reasonable time in which to complete such repair or maintenance. Landlord shall have the right at any time, and from time to time, to elect upon written notice to Tenant to have Tenant perform some or all of the Landlord Maintenance Items and/or the maintenance of the Landscaped Areas, in which event Tenant shall employ contractors reasonably designated by Landlord to perform such work and shall pay for all such work at Tenant's sole cost and expense, all in accordance with the requirements of Section 12.1. In addition, from time to time, Tenant may request in writing from Landlord the right to perform all or some of the
Landlord Maintenance Items and Landlord shall permit Tenant to perform such
Landlord Maintenance Item(s) so long as (i) such Landlord Maintenance Item is not performed to or does not affect the exterior of the Building or any structural element of the Building, and (ii) Tenant employs a contractor reasonably approved by Landlord to perform any such Landlord Maintenance Item.
Notwithstanding anything to the contrary contained herein, in the event that any replacement or repair of a Landlord Maintenance Item constitutes a Capital
Replacement, and provided, (i) such Capital Replacement is not necessitated by the negligence of Tenant or Tenant's employees, agents or contractors, and (ii)
if applicable, Tenant has entered into and maintains a regularly scheduled preventive maintenance/service contract for such system if required by Section
12.2 above, then such Capital Replacement shall be reimbursed by Tenant as follows: the entire cost of the Capital Replacement shall be amortized over the useful life of the improvement or equipment, as reasonably determined by
Landlord, together with an interest factor on the unamortized cost of such item equal to ten percent (10%) per annum and Tenant shall pay such amortized amount annually during the Term of the Lease (as the same may be extended or renewed)
at the same time it pays Base Rent hereunder.

     12.5 Notwithstanding anything to the contrary herein, the parties hereby agree that Tenant shall not be responsible to maintain the Common Areas in accordance with Section 12.3 herein unless and until the first day following the rent abatement period provided in Paragraph 4 of the Addendum with respect to
Unit C. Unless such repairs are the direct result of the gross negligence or willful misconduct

                                        9

of Landlord or its employees, agents or contractors, in no event shall Landlord be obligated to reimburse Tenant for any repairs made by Tenant to the Common
Areas.

13. ALTERATIONS AND SURRENDER.

     13.1 CONSENT OF LANDLORD. Tenant shall not, without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion, make any alterations, improvements, additions, utility installations or repairs
(hereinafter collectively referred to as "ALTERATIONS") in, on or about the
Premises or the Project. Landlord shall respond to Tenant's written request for consent hereunder within fifteen (15) business days after Landlord's receipt of such written request. If Landlord fails to respond in writing to Tenant's written request for Landlord's approval of any proposed Alteration (the "First
Request") within fifteen (15) business days following Landlord's receipt of the
First Request, then Tenant shall send to Landlord a second written request for
Landlord's approval (the "Second Request"), which such Second Request shall contain a statement in bold letters of a large font at the top such document stating that "Landlord's failure to respond to this document within seven (7)
business days will constitute Landlord's deemed approval of the Alteration requested herein." If Landlord fails to respond to the Second Notice within seven (7) business days following Landlord's receipt of the Second Notice, then such failure shall be deemed to constitute Landlord's approval of the
Alteration. If, as a result of any Alteration made by Tenant, Landlord is obligated to comply with the Americans With Disabilities Act or any other law or regulation, and such compliance requires Landlord to make any improvement or alteration to any portion of the Project, as a condition to Landlord's consent,
Landlord shall have the right to require Tenant to pay to Landlord, prior to the construction of any Alteration by Tenant, the entire cost of any improvement or alteration Landlord is obligated to complete by such law or regulation. In performing Alterations, Tenant shall use only such architect and contractor as has been expressly approved by Landlord in the exercise of Landlord's reasonable discretion. In addition, in connection with any Alteration requiring Landlord's consent, Tenant shall pay Landlord's reasonable out-of-pocket costs incurred to review Tenant's Alteration plans within thirty (30) days of Tenant's receipt of an invoice therefor accompanied by reasonably satisfactory supporting documentation. In the event Tenant makes any Alterations, Tenant agrees to obtain or cause its contractor to obtain, prior to the commencement of any work,
"builders all risk" insurance in an amount reasonably approved by Landlord, workers' compensation insurance and any other insurance requested by Landlord and consistent with Local Standards. The foregoing notwithstanding, Landlord will not unreasonably withhold, condition or delay its consent to any non-structural Alteration provided that Tenant otherwise complies with the provisions of this Article 13 and that such Alterations (i) are not visible from the exterior of the Premises, and (ii) do not adversely affect any of the
Building systems or structure. Furthermore, Tenant shall have the right to make cosmetic, non-structural Alterations (i.e., painting, carpeting, wall papering)
to the Premises without obtaining Landlord's prior written consent, provided that Tenant provides Landlord with prior written notice of its intention to make such Alterations. In addition, Tenant shall have the right to make non-structural Alterations that (i) do not adversely affect any of the Building systems or structure, (ii) are located solely within the interior of the
Building, and (ii) cost less than Fifty Thousand Dollars ($50,000.00) per
Alteration (hereinafter, a "Minor Alteration") to the Premises without obtaining
Landlord's prior written consent, provided that Tenant provides Landlord with prior written notice of its intention to make such Minor Alteration and otherwise complies with the provisions of this Article 13.

     13.2 PERMITS. Any Alterations in or about the Premises that Tenant shall desire to make shall be presented to Landlord in written form, with plans and specifications which are sufficiently detailed to obtain a building permit. If
Landlord consents to an Alteration, the consent shall be deemed conditioned upon
Tenant acquiring a building permit from the applicable governmental agencies, furnishing a copy thereof to Landlord prior to the commencement of the work, and compliance by Tenant with all conditions of said permit in a prompt and expeditious manner. Tenant shall provide Landlord with as-built plans and specifications for any Alterations made to the Premises. Tenant shall give
Landlord not less than ten (10) days' advance written notice prior to the commencement of any work in the Premises by Tenant, and Landlord shall have the right to post notices of non-responsibility in or on the Premises or the
Project.

     13.3 MECHANICS LIENS. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or the Project, or any interest therein.
If Tenant shall, in good faith, contest the validity of any such lien, Tenant shall furnish to Landlord a surety bond reasonably satisfactory to Landlord in an amount equal to the amount of such contested lien claim indemnifying Landlord against liability arising out of such lien or claim. Such bond shall be sufficient in form and amount to free the Project from the effect of such lien.
In addition, Landlord may require Tenant to pay Landlord's reasonable attorneys'
fees and costs in participating in such action.

     13.4 SURRENDER. Subject to Landlord's right to require removal or to elect ownership as hereinafter provided, all Alterations made by Tenant to the
Premises shall be the property of Tenant, but shall be considered to be a part of the Premises. Unless Landlord gives Tenant written notice of its election not to become the owner of the Alterations at the end of the Term of this Lease, the
Alterations shall become the property of Landlord at the end of the Term of this
Lease. Landlord may require, on notice to Tenant, that some or all Alterations
(other than Cosmetic Alterations) be removed at the end of the Term of this
Lease and that any damages caused by such removal be repaired at Tenant's sole expense, provided, however, that to the extent Landlord's consent is required pursuant to this Section, at the written request of Tenant, Landlord agrees to notify Tenant concurrently with Landlord's consent to such Alteration whether or not Landlord will require Tenant to remove such Alteration at the end of the
Term. On the last day of the Term hereof, or on any sooner termination, Tenant shall surrender the

                                       10

Premises to Landlord in substantially the same condition as received by Tenant, ordinary wear and tear and casualty damage excepted, broom-clean and free of
Tenant's personal property, trade fixtures and equipment. Tenant's personal property shall include all computer wiring and cabling installed by Tenant.
Provided, however, if Landlord has not elected to have Tenant remove the
Alterations in accordance with this Section 13.4, Tenant shall leave the
Alterations at the Premises in the condition same are required to be maintained by Tenant hereunder, ordinary wear and tear and casualty damage excepted. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant's trade fixtures, furnishings and equipment.

     13.5 FAILURE OF TENANT TO REMOVE PROPERTY. If this Lease is terminated due to the expiration of its Term or otherwise, and Tenant fails to remove its personal property, in addition to any other remedies available to Landlord under this Lease, and subject to any other right or remedy Landlord may have under applicable law, Landlord may deem all or any part of Tenant's personal property to be abandoned and title to Tenant's property shall vest in Landlord.

14. DAMAGE AND DESTRUCTION.

     14.1 EFFECT OF DAMAGE OR DESTRUCTION. If all or part of the Project is damaged by fire, earthquake, flood, explosion, the elements, riot, the release or existence of Hazardous Materials (as defined below) or by any other cause whatsoever (hereinafter collectively referred to as "DAMAGES"), but the damages are not material (as defined in Section 14.2 below), Landlord shall repair the damages to the Project as soon as is reasonably possible, and this Lease shall remain in full force and effect. If all or a substantial portion of the Project is materially damaged, Landlord shall have the right, in its sole and complete discretion, to repair or to rebuild the Project or to terminate this Lease.
Landlord shall within ninety (90) days after the discovery of such material damage notify Tenant in writing of Landlord's intention to repair or to rebuild or to terminate this Lease. Notwithstanding the foregoing, if Landlord shall elect to rebuild or repair the Project after material damage, but in good faith determines that the Premises cannot be substantially repaired within two hundred seventy (270) days after the date of the discovery of the material damage (or within ninety (90) days if the damage occurs during the last eighteen (18)
months of the Term of the Lease as the same may be extended),without payment of overtime or other premiums, and the damage to the Project will render all or a material portion of the Premises unusable during said two hundred seventy (270)
day period, Landlord shall notify Tenant thereof in writing at the time of
Landlord's election to rebuild or repair, and Tenant shall thereafter have a period of fifteen (15) days within which Tenant may elect to terminate the term of this Lease. Tenant's termination right described in the preceding sentence shall not apply if the damage was caused by the negligent or intentional acts of
Tenant or its employees, agents or contractors. Failure of Tenant to exercise said election within said fifteen (15) day period shall constitute Tenant's agreement to accept delivery of the Premises under this Lease whenever tendered by Landlord, provided Landlord thereafter promptly pursues reconstruction or restoration diligently to completion, subject to delays caused by Force Majeure
Events, as hereinafter defined. If Landlord is unable to repair the damage to the Premises or the Project during such two hundred seventy (270) day period due to Force Majeure Events, the two hundred seventy (270) day period shall be extended by the period of delay caused by the Force Majeure Events.

     14.2 DEFINITION OF MATERIAL DAMAGE. Provided that Landlord has maintained the insurance coverage required to be maintained by Landlord under this Lease, damage to the Project shall be deemed material if, in Landlord's reasonable judgment, the uninsured cost of repairing the damage will exceed Five Hundred
Thousand Dollars ($500,000.00). Damage to the Project shall also be deemed material if (a) the Project cannot be rebuilt or repaired to substantially the same condition it was in prior to the damage due to laws or regulations in effect at the time the repairs will be made, (b) the holder of any mortgage or deed of trust encumbering the Property requires that insurance proceeds available to repair the damage in excess of Two Hundred Fifty Thousand Dollars
($250,000.00) be applied to the repayment of the indebtedness secured by the mortgage or the deed of trust (provided that Landlord agrees to negotiate in good faith, at the time such instrument is being entered into, in order to remove from any mortgage or deed of trust entered into after the date of this
Lease any language which would require Landlord to pay insurance proceeds to the holder of such instrument in the event of a casualty), or (c) fifty percent
(50%) or more of the Premises is damaged during the last twelve (12) months of the Term and such damage was not caused by the gross negligence or intentional acts of Landlord or its employees, agents or contractors.

     14.3 ABATEMENT OF RENT. If Landlord elects to repair damage to the Project and all or part of the Premises will be unusable or inaccessible to Tenant in the ordinary conduct of its business until the damage is repaired, and the damage was not caused by the negligence or intentional acts of Tenant or its employees, agents or contractors, Tenant's Base Rent, Tenant's Percentage Share of Operating Expenses and Tenant's Percentage Share of Real Property Taxes and
Insurance Costs and all other additional rent shall be abated until the repairs are completed in proportion to the amount of the Premises which is unusable or inaccessible to Tenant in the ordinary conduct of its business. Landlord shall not be liable to Tenant or its employees, agents, contractors, invitees or customers for loss or damage to merchandise, tenant improvements, fixtures, automobiles, furniture, equipment, computers, files or other property
(hereinafter collectively "TENANT'S PROPERTY") located at the Project unless same arises from the gross negligence or intentional acts of Landlord or its employees, agents or contractors. Except as expressly set forth herein, Tenant shall repair or replace all of Tenant's Property at Tenant's sole cost and expense. In the event of a casualty which results in an abatement of rent pursuant to this Section 14.3, Tenant shall have the option to cease maintaining the Common Areas as more fully provided in Section 12.3 until such time as the
Premises are repaired, in which case Landlord shall take over the

                                       11

maintenance of the Common Areas, as more fully set forth in Section 12.4 herein, and the cost thereof will be included in Operating Expenses, which Operating
Expenses may be abated as expressly provided in this Section 14.3.

15. CONDEMNATION. If any portion of the Premises or the Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "CONDEMNATION"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the
Premises or Project are taken by such condemnation as would substantially and adversely affect the operation of Tenant's business conducted from the Premises, and said taking lasts for sixty (60) days or more, Tenant shall have the option, to be exercised only in writing within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If a taking lasts for less than sixty (60) days, Tenant's rent and additional rent shall be abated during said period but Tenant shall not have the right to terminate this Lease. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent,
Operating Expenses, Real Property Taxes, Insurance Costs and all other additional rent charges shall be reduced in the proportion that the usable floor area of the Premises taken bears to the total usable floor area of the Premises.
Any award for the taking of all or any part of the Premises or the Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, for good will, for the taking of the fee, as severance damages, or as damages for tenant improvements;
provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant's removable personal property and for moving expenses.

16. ASSIGNMENT AND SUBLETTING.

     16.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not voluntarily or by operation of law assign, transfer, hypothecate, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises (hereinafter collectively a "TRANSFER"), without Landlord's prior written consent, which consent shall not be unreasonably withheld. Landlord shall respond to Tenant's written request for consent hereunder within fifteen
(15) business days after Landlord's receipt of a written request from Tenant. If
Landlord fails to respond in writing to such written request for Landlord's approval of any proposed Transfer (the "First Request") within fifteen (15)
business days following Landlord's receipt of the First Request, then Tenant shall send to Landlord a second written request for Landlord's approval (the
"Second Request"), which such Second Request shall contain a statement in bold letters of a large font at the top such document stating that "Landlord's failure to respond to this document within seven (7) business days will constitute Landlord's deemed approval of the Transfer requested herein." If
Landlord fails to respond to the Second Notice within seven (7) business days following Landlord's receipt of the Second Notice, then such failure shall be deemed to constitute Landlord's approval of the Transfer. Any attempted Transfer without such consent shall be void and shall constitute a default under this
Lease. If the entity(ies) which directly or indirectly controls the voting shares/rights of Tenant changes at any time, such change of ownership or control shall constitute a Transfer unless Tenant is an entity whose outstanding stock is listed on a recognized securities exchange or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed.
Tenant's written request for Landlord's consent shall include all of the following information: (a) financial statements for the proposed assignee or subtenant, (b) a reasonably detailed description of the business the assignee or subtenant intends to operate at the Premises, and (c) a copy of the executed letter of intent for the proposed sublease or assignment which includes the material terms and conditions of the proposed assignment or sublease (provided, however, if any of the material terms of such sublease or assignment agreement materially change from the approved letter of intent, Landlord's right to consent and Landlord's fifteen (15) business day period shall once again apply with respect to the revised proposed sublease or assignment).

     Notwithstanding anything to the contrary contained in this Article 16, provided Tenant is not in default after expiration of any applicable notice and cure periods, Tenant shall have the right, without Landlord's consent, upon fifteen (15) days advance written notice to Landlord, to assign the Lease or sublet the whole or any part of the Premises (a) to any entity or entities which are owned by Tenant, or which owns Tenant, (b) in connection with the sale or transfer of substantially all of the assets of Tenant or the sale or transfer of substantially all of the outstanding ownership interests in Tenant, or (c) in connection with a merger, consolidation or other corporate reorganization of
Tenant (each of the transactions referenced in the above subparagraphs (a), (b), and (c) are hereinafter referred to as a "Permitted Transfer," and each surviving entity shall hereinafter be referred to as a "Permitted Transferee");
provided, that such assignment or sublease is subject to the following conditions:

               (i) Tenant shall remain fully liable under the terms of the
Lease;

               (ii) such Permitted Transfer shall be subject to all of the terms, covenants and conditions of the Lease;

                                       12

               (iii) if the entity which constitutes Tenant does not survive such transaction referenced above, such Permitted Transferee has a net worth at least equal to the net worth of Tenant as of the date of this Lease; and

               (iv) such Permitted Transferee shall expressly assume the
obligations of Tenant under the Lease by a document reasonably satisfactory to
Landlord.

     16.2 STANDARD FOR APPROVAL. Landlord shall not unreasonably withhold its consent to a Transfer provided that Tenant has complied with the requirements, terms and conditions of this Article 16. It shall be deemed reasonable for
Landlord to withhold its consent to a Transfer if the requirements, terms or conditions of this Article 16 are not complied with or: (a) the Transfer would cause Landlord to be in violation of its obligations under another lease or agreement to which Landlord is a party; (b) in Landlord's reasonable judgment, a proposed assignee has a net worth of less than Twenty-Five Million Dollars
($25,000,000.00) as of the date of such request for Transfer; (c) a proposed assignee's or subtenant's business will impose a burden on the Project's parking facilities, Common Areas or utilities that is substantially greater than the burden imposed by Tenant, in Landlord's reasonable judgment; (d) Tenant is in default as defined in Article 17 at the time of the request; (e) Landlord has sued or been sued by the proposed assignee or subtenant or has otherwise been involved in a legal dispute with the proposed assignee or subtenant; (f) the proposed assignee or subtenant is an existing tenant of the Project or is a person or entity then negotiating with Landlord for the lease of space in the
Project; or (g) the assignee or subtenant will use, store or handle Hazardous
Materials in or about the Premises of a type, nature, quantity not acceptable to
Landlord, in Landlord's reasonable discretion. In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any
Transfer, then Tenant shall pay Landlord's reasonable out-of-pocket costs and expenses incurred in connection therewith, including, but not limited to, attorneys', architects', accountants', engineers' or other consultants' fees.

     16.3 ADDITIONAL TERMS AND CONDITIONS. Regardless of Landlord's consent, no
Transfer shall release Tenant from Tenant's obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder or release any guarantor from its obligations under its guaranty. The consent by Landlord to any Transfer shall not constitute a consent to any subsequent Transfer by Tenant or to any subsequent or successive Transfer by an assignee or subtenant and no assignment or sublease may be modified or amended without Landlord's prior written consent. However, Landlord may consent to subsequent Transfers or any amendments or modifications thereto without notifying Tenant or anyone else liable on the Lease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease. In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including any subtenant or assignee, without first exhausting Landlord's remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord. The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false shall, at Landlord's election, render Landlord's consent null and void. Any assignee of, or subtenant under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented in writing.

     16.4 TRANSFER PREMIUM FROM ASSIGNMENT OR SUBLETTING. Tenant shall pay
Landlord fifty percent (50%) of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the rent payable to
Landlord for the portion of the Premises and Term covered by the Transfer.
Tenant shall pay Landlord for Landlord's share of the excess within thirty (30)
days after Tenant's receipt of the excess. Tenant may deduct from the excess all expenses directly incurred by Tenant attributable to the Transfer. If Tenant is in default, Landlord may require that all sublease payments be made directly to
Landlord, in which case Tenant shall receive a credit against rent in the amount of Tenant's share of payments received by Landlord. The provisions of this
Section 16.4 shall not apply to a Permitted Transfer.

     16.5 LANDLORD'S OPTION TO RECAPTURE SPACE. Notwithstanding anything to the contrary contained in this Article 16, in the event Tenant is not leasing 100%
of the Building, Landlord shall have the option, by giving written notice to
Tenant within thirty (30) days after receipt of any request by Tenant (i) to assign this Lease, or (ii) to sublease space in the Premises if the term of such sublease is scheduled to expire during the last twelve (12) months of the Term of the Lease, to terminate this Lease with respect to said space as of the date thirty (30) days after Landlord's election. In the event of a recapture by
Landlord, if this Lease shall be canceled with respect to less than the entire
Premises, the Base Rent, Operating Expenses, Real Property Taxes, Insurance
Costs and the number of parking spaces Tenant may use shall be adjusted on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the original Premises, and this
Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of same

                                       13

17. DEFAULT; REMEDIES.

     17.1 DEFAULT BY TENANT. Landlord and Tenant hereby agree that the occurrence of any one or more of the following events is a default by Tenant under this Lease and that said default shall give Landlord the rights described in Section 17.2. Landlord or Landlord's authorized agent shall have the right to execute and to deliver any notice of default, notice to pay rent or quit or any other notice Landlord gives Tenant.

          (a) Tenant's failure to make any payment of Base Rent, Operating
Expenses, Real Property Taxes, Insurance Costs or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to
Tenant.

          (b) The abandonment of the Premises by Tenant, in which event Landlord shall not be obligated to give any notice of default to Tenant. For purposes of this Lease, the Premises shall not be deemed abandoned so long as Tenant (i) has provided Landlord with prior written notice, (ii) pays rent and all other charges due under this Lease as and when due, and (iii) maintains the physical appearance of the Premises.

          (c) Tenant's failure to comply with any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant (other than those referenced in Sections 17.1(a) and (b) above), where such failure shall continue for a period of thirty (30) days after written notice thereof from
Landlord to Tenant; provided, however, that if the nature of Tenant's nonperformance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall be allowed additional time (not to exceed 90 days) as is reasonably necessary to cure the failure so long as Tenant commences such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion.

          (d) (i) The making by Tenant or any guarantor of Tenant's obligations hereunder of any general assignment for the benefit of creditors; (ii) the appointment of a trustee or receiver to take possession of substantially all of
Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; (iii) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days; or (iv) the initiating of an insolvency or bankruptcy proceeding against Tenant, which proceeding is not discharged within sixty (60) days of the filing thereof. In the event that any provision of this Section 17.1(d) is unenforceable under applicable law, such provision shall be of no force or effect.

     17.2 REMEDIES.

          (a) In the event of any Tenant default under Section 17.1, Landlord may, at any time thereafter, with or without notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

               (i) Terminate Tenant's right to possession of the Premises. Upon any such termination, Tenant shall immediately surrender possession of the
Premises to Landlord. Landlord reserves all rights and remedies available to it pursuant to the terms and conditions of this Lease as well as under applicable law. Tenant hereby grants Landlord the right to enter the Premises with process of law. Tenant releases Landlord of any liability for any damage resulting therefrom and waives any right to claim damage for such re-entry. Tenant also agrees that Landlord's right to re-lease or any other right given to Landlord as a consequence of Tenant's default hereunder or by operation of law is not relinquished. On termination of Tenant's right of possession, Landlord shall be entitled to recover from Tenant: (i) the unpaid rent which had been earned at the time of the termination; (ii) the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of rent, if any, received for the Premises during such time period; (iii)
the amount by which the unpaid rent for the balance of the Term of the Lease after the time of award exceeds the amount of any rent to be received (net of re-letting expenses as described below) from any replacement tenant occupying the Premises at the time of the award, or, if the Premises are not occupied at the time of the award by a rent-paying replacement tenant, the full amount of the rent to be earned hereunder for the balance of the Term of the Lease discounted to net present value assuming a discount rate of one percent (1%)
above the discount rate of the Federal Reserve Bank of Richmond in effect at the time of the award; and provided further, however, that Landlord shall repay to
Tenant the excess of the foregoing amount over any rent received for the
Premises during the balance of the Term of the Lease (net of re-letting expenses as described below) similarly discounted as and when received; and (iv) at the time of the award any other amount necessary to compensate Landlord for damages proximately caused by Tenant's failure to perform its obligations under this
Lease or which in the ordinary course of events would likely result therefrom, including but not limited to, costs and expenses attributable to recovering possession of the Premises, re-letting expenses (including the costs and expenses of any necessary repairs, renovations and alterations to the Premises), costs of carrying the Premises (including but not limited to, Landlord's payment of real property taxes and insurance premiums), actual legal fees and associated costs and expenses, the unamortized portion of brokerage commissions paid in connection with this Lease and costs of tenant improvements (amortized, without interest, on a straight-line basis

                                       14

over the initial Term of the Lease), and reimbursement of any deferred rent or other Lease execution inducement.

               (ii) maintain Tenant's right of possession, in which event
Landlord shall have the remedy which permits Landlord to continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due.
In the event Landlord elects to continue this Lease in effect, Tenant shall have the right to sublet the Premises or assign Tenant's interest in the Lease subject to the reasonable requirements contained in Section 16 of this Lease.

               (iii) collect sublease rents (or appoint a receiver to collect such rents) and otherwise perform Tenant's obligations at the Premises, it being agreed, however, that the appointment of a receiver for Tenant shall not constitute an election by Landlord to terminate this Lease.

               (iv) pursue any other remedy now or hereafter available to
Landlord under the laws or judicial decisions of the state in which the Premises are located.

          (b) No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity. The expiration or termination of this Lease and/or the termination of
Tenant's right to possession of the Premises shall not relieve Tenant of liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term of the Lease prior thereto or by reason of Tenant's occupancy of the Premises.

          (c) If Tenant abandons or vacates the Premises and same is a default under Section 17.1 hereof, Landlord may re-enter the Premises, and such re-entry shall not be deemed to constitute Landlord's election to accept a surrender of the Premises or to otherwise relieve Tenant from liability for its breach of this Lease. No surrender of the Premises shall be effective against Landlord unless Landlord has entered into a written agreement with Tenant in which
Landlord expressly agrees to (i) accept a surrender of the Premises and (ii)
relieve Tenant of liability under the Lease. The delivery by Tenant to Landlord of possession of the Premises shall not constitute the termination of the Lease or the surrender of the Premises.

     17.3 DEFAULT BY LANDLORD. Except as otherwise expressly provided in this
Lease, Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its cure, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion.

     17.4 LATE CHARGES. If any installment of Base Rent, Real Property Taxes,
Insurance Costs or any other sum due from Tenant shall not be received by
Landlord within five (5) days of when such amount shall be due, then, without any requirement for notice or demand to Tenant, Tenant shall immediately pay to
Landlord a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.
Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder, including the assessment of interest under Section 17.5. Notwithstanding anything to the contrary contained in this Section 17.4 of the Lease, Landlord agrees to waive imposition of such late charge on the first two (2) occasions in any twelve (12) month period provided the overdue payment is made within five
(5) business days after Landlord gives Tenant written notice that the payment was not made when due.

     17.5 INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Landlord that is not paid within five (5) days of its due date shall bear interest at the lesser of ten percent (10%) per annum or the maximum rate permitted by applicable law. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

18. LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT. In the event of a
Tenant default under Section 17.1 hereof, Landlord shall have the right to make any such payment or perform any such act on Tenant's behalf without waiving its rights hereunder and without releasing Tenant from any of its Lease obligations.
Tenant shall reimburse Landlord for the cost of such performance upon demand.

19. INDEMNITY. Tenant hereby agrees to indemnify, defend and hold harmless
Landlord and its employees, partners, agents, contractors, lenders and ground lessors (said persons and entities are hereinafter collectively referred to as the "INDEMNIFIED PARTIES") from and against any and all liability, loss, cost, damage, claims, loss of rents, liens, judgments, penalties, fines, settlement costs, investigation costs, cost of consultants and experts, attorneys' fees, court costs and other legal expenses, effects of environmental contamination, cost of environmental testing, removal, remediation and/or abatement of
Hazardous Materials (as said term are defined below), insurance policy deductibles and other expenses (hereinafter collectively referred to as
"DAMAGES") arising out of or related to an Indemnified Matter (as defined below). For purposes of this Section, an "INDEMNIFIED MATTER" shall mean any matter for which one or more of the Indemnified Parties incurs liability or
Damages if the liability or Damages arise directly out of (a) Tenant's or its employees', agents', contractors' or invitees' (all of said persons or entities are hereinafter collectively referred to as "TENANT PARTIES") use or occupancy of the Premises or the Project,

                                       15

(b) any act, omission or neglect of a Tenant Party, (c) Tenant's failure to perform any of its obligations under the Lease, (d) the existence, use or disposal of any Hazardous Material brought on to the project by a Tenant Party or (e) any other matters for which Tenant has agreed to indemnify Landlord pursuant to any other provision of this Lease. This indemnity is intended to apply to the fullest extent permitted by applicable law. Tenant's obligations under this Section shall survive the expiration or termination of this Lease unless specifically waived in writing by Landlord after said expiration or termination.

20. EXEMPTION OF LANDLORD FROM LIABILITY. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for loss of or damage to Tenant's Property, Tenant's employees, agents, contractors or invitees, or any other person in or about the Project, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents, contractors or invitees, whether such damage or injury is caused by or results from any cause whatsoever including, but not limited to, theft, criminal activity at the Project, negligent security measures, bombings or bomb scares, Hazardous Materials, fire, steam, electricity, gas, water or rain, flooding, breakage of pipes, sprinklers, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the
Project, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Project, unless the cause of the damage or injury arises out of Landlord's or its employees', agents' or contractors' grossly negligent or intentional acts. Landlord shall not be liable for any damages arising from any act or neglect of any employees, agents, contractors or invitees of any other tenant, occupant or user of the Project.

21. LIMITATIONS ON LIABILITY. Landlord shall have the right to transfer all or any portion of its interest in the Project and to assign this Lease to the transferee. Upon transfer, Landlord shall automatically be released from all liability under this Lease arising after the date of such transfer; and Tenant hereby agrees to look solely to Landlord's transferee for the performance of
Landlord's obligations hereunder after the date of the transfer. Subject to the rights of any lender holding a mortgage or deed of trust encumbering all or part of the Project, Tenant agrees to look solely to Landlord's equity interest in the Project (including any insurance and/or sales proceeds attributable to the
Project) for the collection of any judgment requiring the payment of money by
Landlord arising out of (a) Landlord's failure to perform its obligations under this Lease or (b) the negligence or willful misconduct of Landlord, its partners, employees and agents. No other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of any judgment or writ obtained by Tenant against Landlord. No partner, shareholder, officer, director, employee or agent of Landlord or Tenant shall be personally liable for the performance of such party's obligations hereunder or be named in any lawsuit arising out of or related to, directly or indirectly, this Lease and the obligations of such party hereunder. The obligations under this Lease do not constitute personal obligations of the individual partners, shareholders, officers, directors or employees of Landlord or Tenant, if any, and neither party shall seek recourse against the assets of any such individuals.

22. SIGNS. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners or painting, or erect or install any signs which can be viewed from the exterior of the Premises, without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Upon vacating the Premises,
Tenant shall remove all signs and repair, paint and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for signs and exterior treatments.

                            SEE ADDENDUM PARAGRAPH 8

23. INTENTIONALLY DELETED

24. BROKER'S FEE. Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than the persons, if any, listed in
Section 1.13, in connection with the negotiation of this Lease, and no other broker, person, or entity is entitled to any commission or finder's fee in connection with the negotiation of this Lease, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys' fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party. Landlord shall pay any commission(s) due the Brokers identified in Section 1.13, according to separate agreements between the Brokers and Landlord.

25. ESTOPPEL CERTIFICATE. Tenant shall from time to time, upon not less than ten
(10) days' prior written notice from Landlord, execute and deliver to Landlord a statement in writing certifying such information with respect to this Lease as
Landlord may reasonably request including, but not limited to, the following:
(a) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (b) the date to which the Base Rent and other charges are paid in advance and the amounts so payable, (c) that there are not, to Tenant's knowledge, any uncured defaults or unfulfilled obligations on the part of Landlord, or specifying such defaults or unfulfilled obligations, if any are claimed, (d) that all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord's obligations, and (e)
that Tenant has taken possession of the Premises. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the
Project. Landlord shall at

                                       16

any time, upon not less than ten (10) business days' prior written notice from
Tenant, execute, acknowledge and deliver to Tenant a statement in writing certifying to any proposed transferee, or any other person designated by Tenant, as of the date of such estoppel certificate, that (i) this Lease is unmodified and in full force and effect (or if there have been any modifications, that the
Lease is in full force and effect as modified and stating the modifications),
(ii) the dates to which the rent and any other charges hereunder have been paid,
(iii) whether or not, to the knowledge of Landlord, Tenant is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default, (iv) the address to which notices to Landlord are to be sent, and (v) such other information with respect to this
Lease as Tenant may reasonably request.

26. FINANCIAL INFORMATION. From time to time, at Landlord's request, Tenant shall cause the following financial information to be promptly delivered to
Landlord, at Tenant's sole cost and expense: (a) a current financial statement for Tenant and Tenant's financial statements for the previous two accounting years, (b) a current financial statement for any guarantor(s) of this Lease and the guarantor'(s) financial statements for the previous two accounting years and
(c) such other financial information pertaining to Tenant or any guarantor as
Landlord or any lender or purchaser of Landlord may reasonably request.
Notwithstanding the foregoing, so long as Tenant is a publicly traded company,
Tenant need only to submit its annual report to comply with the provisions of this Article 26.

27. ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS.

          (a) For purposes of this Lease, the following additional definitions shall apply:

               (i) "Hazardous Substances" shall include any pollutants,
petroleum products, dangerous substances, toxic substances, hazardous wastes, hazardous materials, or hazardous substances as defined in or pursuant to the
Industrial Site Recovery Act and all rules, regulations, orders, directives and opinions promulgated thereunder ("ISRA") N.J.S.A. 13:1K-6 et seq.; the Spill
Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq. and all rules, regulations, orders, directives and opinions promulgated thereunder ("Spill
Act"); the Solid Waste Management Act, N.J.S.A. 13:1E-1 et seq.; the Resource
Conservation and Recovery Act, 42 U.S.C. Section. 6901 et seq.; the
Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.
Section. 9601 et seq. and all rules, regulations, orders, directives and opinions promulgated thereunder ("CERCLA"); or any other Federal, State or Local environmental law or ordinance; and all rules, regulations, orders, directives and opinions promulgated under the foregoing, any amendments to any of the foregoing and any successor legislation to any of the foregoing (collectively
"Environmental Laws");

               (ii) "Release" means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping;

               (iii) "Notice" means any summons, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter, submission or other communication, written or oral, actual or threatened, from the New Jersey
Department of Environmental Protection ("DEP"), the United States Environmental
Protection Agency ("EPA"), any other Federal, State or Local agency or authority or any other entity or any individual, concerning any act or omission at the
Premises or Project resulting or which may result in the Release of Hazardous
Substances into the waters or onto the lands of the State of New Jersey or into waters outside the jurisdiction of the State of New Jersey or into the
"environment" as such terms are defined in CERCLA, or otherwise related to any
Environmental Law or Tenant's obligations pursuant to this Section 27. "Notice"
shall include the imposition of any liens of any real or personal property or revenues of Tenant including, but not limited to, Tenant's interest in the
Premises or any of Tenant's property located thereon, pursuant to or resulting from the violation of any Environmental Law or any other governmental actions, orders or permits.

          (b) To the extent that Tenant may be permitted under applicable law to use the Premises and/or the Project for the generating, manufacturing, refining, transporting, treating, storing, handling, disposing, transferring or processing of Hazardous Substances, Tenant shall ensure that said use shall be conducted at all times strictly in accordance with applicable Environmental Law. Tenant shall not cause nor permit as a result of any intentional or unintentional act or omission, a Release of Hazardous Substances at the Premises or the Project. If
any intentional or unintentional act or omission results in any actual or alleged Release of Hazardous Substances at the Premises or the Project, Tenant
promptly shall conduct necessary sampling and cleanup and remediate such Release in accordance with applicable Environmental Laws.

          (c) Tenant shall not operate any business at the Premises which shall be subject to ISRA. TENANT HEREBY REPRESENTS THAT ITS STANDARD INDUSTRIAL
CLASSIFICATION (HEREIN "SIC") NUMBERS ARE 5136 AND 5137 as determined by reference to the SIC Manual and its operations shall consist of the Use described in Section 1.5. Notwithstanding any provision of ISRA to the contrary, if the Tenant's operations at the Premises become subject to ISRA, Tenant, at
Tenant's own expense, shall do whatever is necessary to comply with ISRA whenever an obligation to do so arises. If requested to do so by Landlord, but no more often than once per year, Tenant shall obtain a letter from DEP or any successor agency confirming that ISRA does not apply to Tenant's operations at the Premises. At no expense to Landlord, Tenant promptly shall provide all information requested by Landlord regarding or in furtherance of Tenant's ISRA compliance at the Premises. Tenant shall sign any affidavit concerning compliance with Environmental Laws submitted by Landlord which is true, accurate and complete; if an affidavit is not true,

                                       17

accurate and complete, Tenant shall provide the necessary information to make it true, accurate or complete and then shall sign same.

          (d) Tenant promptly shall furnish Landlord with true copies of any
Notices of any nature made by Tenant to, or received by Tenant from DEP, EPA, or any local, state or federal authority with respect to this Project.

          (e) Notwithstanding anything in this Lease to the contrary, and without limiting any other provisions of this Article 27, Tenant, at its sole cost and expense, shall observe, comply and fulfill all of the terms and provisions of all applicable Environmental Laws, as the same may be amended from time to time, as they relate to Tenant's use and occupancy of the Premises during the term of this Lease.

     Without limiting the foregoing, Tenant agrees that with respect to its use and occupancy of the Premises, that it shall not do or omit to do nor suffer the commission or omission of any act, the commission or omission of which is prohibited by or may result in liability pursuant to any Environmental Law, including without limitation, the Release of Hazardous Substances.

          (f) In the event there shall be filed a lien against the Premises and/or the Project arising out of a claim(s) by DEP pursuant to the provisions of the Spill Act or by EPA pursuant to the provisions of CERCLA arising from the act or omission of Tenant or its agents, Tenant immediately either shall: 1) pay the claim and remove the lien from the Premises and/or the Project; or, ii)
furnish a bond, cash receipt or other security satisfactory to Landlord sufficient to discharge the claim out of which the lien arises.

          (g) (i) Tenant promptly shall provide Landlord with all documentation and correspondence provided to DEP with respect to Tenant's use and occupancy of the Premises pursuant to the Worker and Community Right to Know Act, N.J.S.A.
34:5A-1 et seq., and all rules, regulations, orders, directives and opinions promulgated thereunder.

               (i) Tenant promptly shall supply Landlord all reports and notices made by Tenant with respect to Tenant's use and occupancy of the Premises pursuant to the Hazardous Substance Discharge Reports and Notices Act, N.J.S.A.
13:1K-15, et seq. and all rules, regulations, orders, directives and opinions promulgated thereunder.

               (ii) Tenant promptly shall provide Landlord with a copy of all permits obtained pursuant to any Environmental Law with respect to Tenant's use and occupancy of the Premises.

          (h) Tenant acknowledges that for Landlord to comply with the requirements of Environmental Laws, Landlord from time to time, may have to enter the Premises. Landlord and/or its agents shall have an irrevocable license and right to enter the Premises for such purposes. All such entry by Landlord and/or its agents shall be upon reasonable notice to Tenant. Landlord shall use commercially reasonable efforts not to unreasonably interfere with Tenant's business operations during any such access.

          (i) Tenant agrees to cooperate with Landlord to provide any information necessary to Landlord in order to effect compliance with any
Environmental Law and to execute any documents requested by Landlord in connection with compliance with any Environmental Law.

          (j) Tenant shall cooperate fully in allowing, from time to time, such examinations, tests, inspections and reviews of the Premises (hereinafter, the
"Tests") as Landlord, in its sole and absolute discretion, shall determine to be advisable in order to evaluate any potential environmental problems or Tenant's compliance with Environmental Laws. Such Tests shall be performed at Landlord's sole expense unless any such Tests determine that Tenant has caused any environmental problems in which event Tenant shall pay for such Tests. Landlord shall use commercially reasonable efforts not to unreasonably interfere with
Tenant's business operations during any such access.

          (k) Tenant shall indemnify, defend and hold Landlord harmless from any and all fines, suits, procedures, claims, liabilities, costs and actions of any kind, including counsel fees (including those incurred to enforce this indemnity) arising out of (1) any spills or discharges of Hazardous Substances at the Premises and/or Project for which Tenant is responsible in accordance with the terms of this Lease and (2) Tenant's failure to comply with the provisions of this Article 27. Tenant's obligations and liabilities pursuant to this indemnity shall continue for so long as Landlord remains responsible or liable under Environmental Laws or otherwise for any spills or discharges of
Hazardous Substances and/or for any violations of Environmental Laws which have occurred as a result of the acts or omissions of Tenant at the Project. Tenant's failure to abide by the terms of this Article shall be enforceable by injunction.

          (l) Notwithstanding anything to the contrary contained in this Lease,
Tenant shall not be responsible for complying with any Environmental Law with respect to the Project and shall have no liability or responsibility whatsoever under this Lease or otherwise to Landlord in connection with any

                                       18

spill, discharge or Release of Hazardous Substances at the Project occurring prior to the Commencement Dates of this Lease or which were not caused by the act or omission of Tenant or its agents.

          (m) In no event shall Landlord be liable or responsible to Tenant or anyone claiming through or under Tenant for the failure of any other tenant or other person to comply with any Environmental Law.

          (n) In the event Tenant shall fail to comply in full with this
Article, Landlord, at its option, may perform any and all of Tenant's obligations as aforesaid, and all costs and expenses so incurred by Landlord shall be deemed a claim against Tenant as Additional Rent payable on demand.

          (o) The provisions of this Article 27 shall survive the expiration or earlier termination of this Lease, regardless of the reason for such termination and compliance with the provisions of this Article 27 may require Tenant to expend funds or perform acts after the expiration or termination of this Lease.
Tenant agrees to expend such funds and/or perform such acts and shall not be excused therefrom notwithstanding any expiration or termination of this Lease, it being agreed and acknowledged that Landlord would not have entered into this
Lease but for the provisions of this Article 27.

          (p) Landlord represents and warrants to the best of its knowledge and belief that, as of the date of this Lease, there are no Hazardous Materials on, in or under the Premises or the Building in violation of any applicable
Environmental Laws. Landlord shall indemnify, defend and hold harmless Tenant from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses which arise as a result of the existence or disposal of Hazardous Materials brought into the Building by Landlord, its employees, contractors or agents or Landlord's or its employees, contractors or agents violation of any Environmental Laws. Landlord's foregoing indemnity shall survive the expiration or earlier termination of the Lease.

28. SUBORDINATION. This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust or any other hypothecation or security now or hereafter placed upon the Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof (collectively referred to as a "MORTGAGE").
Notwithstanding such subordination, Tenant's right to quiet possession of the
Premises shall not be disturbed if Tenant is not in default under this Lease after expiration of all applicable notice and cure periods. At the request of any mortgagee, trustee or ground lessor, Tenant shall attorn to such person or entity. As an alternative, a mortgagee, trustee or ground lessor shall have the right at any time to subordinate its Mortgage to this Lease. Tenant agrees to execute and acknowledge any documents Landlord reasonably requests Tenant execute to effectuate an attornment, a subordination, or to make this Lease prior to the lien of any Mortgage.

29. INTENTIONALLY DELETED

30. HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration or earlier termination of the Term hereof with
Landlord's consent, such occupancy shall be a tenancy from month to month upon all the terms and conditions of this Lease pertaining to the obligations of
Tenant, except that the Base Rent payable shall be one hundred fifty percent
(150%) of the Base Rent payable immediately preceding the termination date of this Lease, calculated on a per diem basis, and all options, if any, shall be deemed terminated and be of no further effect. If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term hereof without Landlord's consent, Tenant shall be treated as a tenant at sufferance or a trespasser. Nothing contained herein shall be construed to constitute
Landlord's consent to Tenant holding over at the expiration or earlier termination of the Term or to give Tenant the right to hold over after the expiration or earlier termination of the Term. If Tenant remains in possession of the Premises or any part thereof for a period in excess of sixty (60) days after the expiration or earlier termination of the Term hereof, Tenant hereby agrees to indemnify, hold harmless and defend Landlord from any cost, loss, claim or liability (including attorneys' fees) Landlord may incur as a direct result of Tenant's failure to surrender possession of the Premises to Landlord upon the termination of this Lease.

31. LANDLORD'S ACCESS. Landlord and Landlord's agents, contractors and employees shall have the right to enter the Premises at reasonable times and upon twenty-four (24) hours notice (except in the event of an emergency where no such notice shall be required) for the purpose of inspecting the Premises, performing any services required of Landlord, showing the Premises to prospective purchasers, lenders or, during the last nine (9) months of the Term, tenants, undertaking safety measures and making alterations, repairs, improvements or additions to the Premises or to the Project. In the event of an emergency,
Landlord may gain access to the Premises by any reasonable means, and Landlord shall not be liable to Tenant for damage to the Premises or to Tenant's property resulting from such access. If reasonably necessary, Landlord may temporarily limit or eliminate access to portions of the Project, or perform work in the
Building, which work may create noise, dust or leave debris in the Building. The foregoing activities by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of rent provided that Landlord shall use commercially reasonable efforts not to unreasonably interfere with Tenant's business operations during any such access and shall promptly complete any work undertaken by Landlord. Landlord shall have the right to retain keys to the locks on the entry doors to the Premises and all interior doors at the Premises.

                                       19

32. MISCELLANEOUS.

     32.1 SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

     32.2 DEFINITION OF ADDITIONAL RENT. All monetary obligations of Tenant to
Landlord under this Lease, including, but not limited to, Base Rent, Operating
Expenses, Real Property Taxes, Insurance Costs and late charges shall be deemed to be rent.

     32.3 INCORPORATION OF PRIOR AGREEMENTS. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease.

     32.4 WAIVERS. No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by
Landlord or Tenant of the same or any other provision. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of
Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. The payment of rent hereunder by Tenant shall not be a waiver of any preceding breach by Landlord of any provision hereof regardless of Tenant's knowledge of such preceding breach at the time of Tenant's payment of such rent. No acceptance by Landlord of partial payment of any sum due from Tenant shall be deemed a waiver by Landlord of its right to receive the full amount due, nor shall any endorsement or statement on any check or accompanying letter from Tenant be deemed an accord and satisfaction. Tenant hereby waives for Tenant and all those claiming under
Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by legal process or writ, Tenant's right of occupancy of the
Premises after any termination of this Lease.

     32.5 SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project, and Landlord shall have no liability to Tenant due to its failure to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors and invitees and the property of Tenant and of Tenant's agents, employees, contractors and invitees from acts of third parties.

     32.6 AMENDMENTS. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

     32.7 FORCE MAJEURE EVENTS. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the
Security Deposit or rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party ("FORCE MAJEURE EVENTS").

     32.8 BINDING EFFECT; CHOICE OF LAW; CONFLICT. Subject to any provision hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their heirs, personal representatives, successors and assigns. This
Lease shall be governed by the laws of the state in which the Project is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Project is located.

     32.9 ATTORNEYS' FEES. If Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys' fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment. Landlord shall be entitled to reasonable attorneys' fees and all other costs and expenses incurred in the preparation and service of notices of monetary default provided that at least one (1) monetary default shall have occurred during the preceding twelve (12) month period whether or not a legal action is subsequently commenced in connection with such default. Landlord and
Tenant agree that attorneys' fees incurred with respect to defaults and bankruptcy are actual pecuniary losses within the meaning of Section
365(b)(1)(B) of the Bankruptcy Code or any successor statute.

     32.10 MERGER; RELATIONSHIP OF PARTIES. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by
Landlord, shall not result in the merger of Landlord's and Tenant's estates, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between
Landlord and Tenant.

                                       20

     32.11 QUIET POSSESSION. Subject to the terms and conditions of this Lease, and provided Tenant is not in default hereunder beyond applicable notice and cure periods, Tenant shall have quiet possession of the Premises for the entire
Term hereof.

     32.12 AUTHORITY; MULTIPLE PARTIES. Tenant represents and warrants to
Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that this Lease is enforceable against said entity in accordance with its terms. If more than one person or entity is named as Tenant herein, the obligations of Tenant shall be the joint and several responsibility of all persons or entities named herein as Tenant.
Service of a notice in accordance with Article 34 on one Tenant shall be deemed service of notice on all Tenants. Landlord represents and warrants to Tenant that each individual executing this Lease on behalf of Landlord is authorized to do so on behalf of Landlord and that this Lease is enforceable against said entity in accordance with its terms.

     32.13 INTERPRETATION. This Lease shall be interpreted as if it was prepared by both parties and ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord. The captions contained in this Lease are for convenience only and shall not be deemed to limit or alter the meaning of this Lease. As used in this Lease, the words tenant and landlord include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine gender. The deletion of any printed, typed or other portion of this Lease shall not evidence the parties' intention to contradict such deleted portion. Such deleted portion shall be deemed not to have been inserted in this Lease.

     32.14 PROHIBITION AGAINST RECORDING. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant. Landlord shall have the right to record a memorandum of this Lease, and Tenant shall execute, acknowledge and deliver to Landlord for recording any memorandum prepared by Landlord.

     32.15 SECURITY INTEREST. In consideration of the covenants and agreements contained herein, and as a material consideration to Landlord for entering into this Lease, Tenant hereby unconditionally grants to Landlord a continuing security interest in and to all personal property of Tenant located or left at the Premises and the Security Deposit, if any, and any advance rent payment or other deposit, now in or hereafter delivered to or coming into the possession, custody or control of Landlord, by or for the account of Tenant, together with any increase in profits or proceeds from such property. Notwithstanding anything to the contrary contained in this Section 32.15 of this Lease, the security interest granted by Tenant to Landlord shall be automatically subordinated to the security interest, if any, granted to Tenant's lenders in the ordinary course of Tenant's business. Landlord shall, simultaneously with the execution of the Lease, execute the lien waiver, in the form attached hereto as Exhibit F, waiving Landlord's security interest in the collateral described in any such lien waiver (which collateral shall exclude the Improvements and any fixtures installed in the Premises).

     32.16 ATTACHMENTS. The items listed in Section 1.15 are a part of this
Lease and are incorporated herein by this reference.

                      SEE ADDENDUM PARAGRAPHS 9, 10 AND 11

33. OFAC CERTIFICATION. Tenant certifies that: (i) it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist,
"Specially Designated National and Blocked Person," or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets
Control; and (ii) it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney's fees and costs) arising from or related to any breach of the foregoing certification.

34. NOTICES. All notices required or permitted by this Lease shall be in writing and shall be delivered (a) by hand, (b) by U.S. Postal Service certified mail, return receipt requested, (c) by U.S. Postal Service Express Mail, Federal
Express or other overnight courier, or (d) by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Section.
Any notice hereunder shall be deemed personally delivered to Tenant on the date the notice is personally delivered to any employee of Tenant at the Premises.
The addresses set forth in Section 1.14 of this Lease shall be the address of each party for notice purposes. Landlord or Tenant may by written notice to the other specify a different address for notice purposes. Any notice sent by certified mail, return receipt requested, shall be deemed given three (3)
business days after deposited with the U.S. Postal Service. Notices delivered by overnight courier service shall be deemed given on the date delivered by the carrier to the appropriate party's address for notice purposes. If any notice is transmitted by facsimile transmission, the notice shall be deemed delivered upon telephone confirmation of receipt of the transmission thereof. A copy of all notices delivered to a party by facsimile transmission shall also be mailed to the party on the date the facsimile transmission is completed. If Tenant has vacated the Premises or any other notice address of Tenant without providing a new notice address, such notice shall be deemed to have been received three (3)
business days after notice is deposited in the U.S. mail or with a courier service in the manner described above. If notice is received on Saturday, Sunday or a legal holiday, it shall be deemed

                                       21

received on the next business day. Nothing contained herein shall be construed to limit Landlord's right to serve any notice to pay rent or quit or similar notice by any method permitted by applicable law, and any such notice shall be effective if served in accordance with any method permitted by applicable law whether or not the requirements of this section have been met.

35. WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE
RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR
CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER
LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER
ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF
LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF
INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR
REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

PREPARATION OF THIS LEASE BY LANDLORD OR LANDLORD'S AGENT AND SUBMISSION OF SAME
TO TENANT SHALL NOT BE DEEMED AN OFFER BY LANDLORD TO LEASE THE PREMISES TO
TENANT OR THE GRANT OF AN OPTION TO TENANT TO LEASE THE PREMISES. THIS LEASE
SHALL BECOME BINDING UPON LANDLORD ONLY WHEN FULLY EXECUTED BY BOTH PARTIES AND
WHEN LANDLORD HAS DELIVERED A FULLY EXECUTED ORIGINAL OF THIS LEASE TO TENANT.

LANDLORD                                TENANT

THE REALTY ASSOCIATES FUND VI, L.P.,    G-III APPAREL GROUP LTD.,
a Delaware limited partnership          a Delaware corporation

By: Realty Associates Fund VI LLC,      By: /s/ Wayne S. Miller
    a Massachusetts limited liability       ------------------------------------
    company, general partner            Its: Chief Operating Officer

    By: Realty Associates Advisors LLC,
        a Delaware limited liability
        company, manager

        By: Realty Associates Advisors Trust,
            a Massachusetts business trust,
            sole member

            By: /s/ Christopher J. Good
                ----------------------------
                Officer, Regional Director

                                       22

                                    Addendum

              ADDENDUM TO STANDARD INDUSTRIAL LEASE (THE "LEASE"),
                    DATED THE 29TH DAY OF JUNE, 2006, BETWEEN
              THE REALTY ASSOCIATES FUND VI, L.P. ("LANDLORD") AND
                       G-III APPAREL GROUP LTD. ("TENANT")

     It is hereby agreed by Landlord and Tenant that the provisions of this
Addendum are a part of the Lease. If there is a conflict between the terms and conditions of this Addendum and the terms and conditions of the Lease, the terms and conditions of this Addendum shall control. Capitalized terms in this
Addendum shall have the same meaning as capitalized terms in the Lease, and, if a Work Letter Agreement is attached to this Lease, as those terms have been defined in the Work Letter Agreement.

     1 LANDLORD'S WORK.

          (a) Landlord shall, at Landlord's sole cost and expense, on or before the applicable Commencement Dates (it being agreed that Landlord shall only be obligated to complete that portion of Landlord's Work which affects the portion of the Premises being delivered to Tenant by the applicable Commencement Date)
(i) repaint and carpet/VCT tile offices throughout the Premises, (ii) create four (4) additional openings (2 on each demising wall) of the same size of the existing opening between spaces, (iii) repair the warehouse floor, where necessary, (iv) deliver all the mechanical systems in good working order, and
(v) deliver the Premises in "broom swept" condition, and as more particularly described on Exhibit A attached hereto (collectively, the "Landlord's Work").
Landlord shall complete all of Landlord's Work in a good and workmanlike manner.
Except as expressly provided in this Paragraph 1, Landlord shall have no obligation to make any improvements to the Premises on behalf of Tenant.

          (b) Landlord shall, at Landlord's sole cost and expense, perform the repairs to the roof of the Building outlined in Exhibit G, attached hereto. Such work shall be completed on or before December 31, 2006 as the same may be extended for any Force Majuere Events.

     2 TENANT'S INITIAL WORK. Tenant shall have the right to construct certain improvements to the Premises based on plans and specifications (the "Plans")
approved by Landlord in accordance with all of the terms and conditions of the
Lease (except that Section 13.1 of the Lease shall not apply with respect to the
Tenant's Initial Work defined hereinafter, except as otherwise expressly provided below). Landlord's right to approve the Plans shall include, without limitation, the right to reasonably approve the method of installation and the location of the Tenant's Initial Work. The Landlord approval procedure set forth in Section 13.1 of the Lease shall govern the time periods within which Landlord must respond to Tenant's written requests for Landlord's approval of Tenant's
Initial Work Plans. The "Tenant's Initial Work" shall consist of those items set forth on Schedule 1 attached hereto and made a part hereof. Tenant's Plans shall include such items and information as Landlord shall reasonably require to evaluate the Tenant's Initial Work. Tenant shall use the Plans to obtain all permits and approvals which are necessary to construct the Tenant's Initial
Work. All of the Tenant's Initial Work shall be constructed by a contractor or contractors reasonably approved by Landlord in a good and workmanlike manner and in accordance with all applicable laws, codes and regulations, including the
Americans with Disabilities Act ("ADA"), and using materials reasonably satisfactory to Landlord. It is expressly agreed that (i) Tenant shall not commence any such work until said Plans have been approved or deemed approved by
Landlord, and (ii) the Plans which have been so approved or deemed approved by
Landlord shall be used by Tenant to obtain all permits that are necessary to construct the Tenant's Initial Work. Notwithstanding anything to the contrary contained in the Lease, Tenant shall be required to remove the Tenant's Initial
Work upon the expiration or earlier termination of the Lease Term.

     3 ROOF-TOP ACCESS. Landlord hereby agrees that Tenant shall have the right of access to and use of (subject to Landlord's right to access for required repairs and inspections to be made by Landlord or its contractors) a portion of the Building roof for Tenant to install, maintain and operate one or more satellite dish(es) or antenna(e) (including appropriate conduit and utilities for the operation thereof), the location of which shall be reasonably agreed upon by Landlord and Tenant, such use by Tenant to be free of charge during the
Term hereof. In the event Tenant wishes to place communication equipment on the roof, it shall be (i) screened in a manner and design acceptable to Landlord in its sole but reasonable discretion, (ii) installed and maintained in compliance with applicable codes, and (iii) installed and maintained at Tenant's sole cost and expense. Prior to installing any such equipment on the roof of the Building,
Tenant shall execute a license agreement substantially in the form attached to this Lease as Exhibit E. The rights granted to Tenant pursuant to this Paragraph
3 are personal to Tenant, its Permitted Transferees and any assignees or subtenants of Tenant which have been approved by Landlord (if such consent is required by Section 16 of the Lease) and may not be assigned separate and a part from this Lease.

     4 RENT ABATEMENT. Notwithstanding anything to the contrary contained in this Lease, (i) no Base Rent, Operating Expenses, Real Property Taxes or
Insurance Costs shall be paid by Tenant in connection with Unit B for the first four (4) consecutive full calendar months of the Term of this Lease following the Unit B Commencement Date, (ii) no Base Rent, Operating Expenses, Real
Property Taxes or Insurance Costs shall be paid by Tenant in connection with
Unit A for the first four (4) consecutive full calendar months of the Term of this Lease following the Unit A Commencement Date, and (iii) no Base Rent,
Operating Expenses, Real Property Taxes or Insurance Costs shall be paid by
Tenant in connection with Unit C for the first five (5) consecutive full calendar months of the Term of this Lease

following the Unit C Commencement Date. No other amounts due to Landlord under this Lease, other than the rent referenced above, shall be abated, except as expressly provided in the Lease. In the event Tenant defaults hereunder and fails to cure such default within any applicable notice or cure period, Tenant shall not be entitled to any further abatement of rent and, if such default occurs on or before February 1, 2008, all rent previously abated shall be immediately paid by Tenant to Landlord. This provision shall not relieve Tenant of its obligation to pay the first month's Base Rent set forth in Section 1.9 upon Tenant's execution of this Lease. Such amount shall be applied to Base Rent for the first full calendar month of the Term of the Lease for which Base Rent is due for each of Unit B, Unit A and Unit C.

     5 BASE RENT INCREASES. The Base Rent set forth in Section 1.8 above shall be adjusted during the Term of the Lease as follows:

Unit B

   Lease Period      Rate Per Square Foot   Monthly Base Rent
------------------   --------------------   -----------------
10/1/06-9/30/08*             $4.00              $33,203.67
10/1/08-9/30/11              $4.25**            $35,278.90
10/1/11-1/31/14              $4.50**            $37,354.13

*    Does not reflect Base Rent abatement described in Paragraph 4 of the
     Addendum

**   The amount set forth herein as the rate per square foot shall be decreased by $0.05 per square foot to $4.20 per square foot and $4.45 per square foot, respectively, in the event Tenant does not exercise its option to terminate pursuant to Paragraph 10 below.

Unit A

   Lease Period      Rate Per Square Foot   Monthly Base Rent
------------------   --------------------   -----------------
01/01/07-12/31/08*           $4.00              $35,201.00
01/01/09-12/31/11            $4.25**            $37,401.06
01/01/12-1/31/14             $4.50**            $39,601.13

*    Does not reflect Base Rent abatement described in Paragraph 4 of the
     Addendum

**   The amount set forth herein as the rate per square foot shall be decreased by $0.05 per square foot to $4.20 per square foot and $4.45 per square foot, respectively, in the event Tenant does not exercise its option to terminate pursuant to Paragraph 10 below.

Unit C

   Lease Period      Rate Per Square Foot   Monthly Base Rent
------------------   --------------------   -----------------
02/01/07-1/31/09*            $4.00              $33,421.00
02/01/09-1/31/12             $4.20              $35,092.05
02/01/12-1/31/14             $4.45              $37,180.86

*    Does not reflect Base Rent abatement described in Paragraph 4 of the
     Addendum

     6 TENANT'S PERCENTAGE SHARE. Notwithstanding anything to the contrary contained in Sections 1.10 of the Lease, Tenant's Percentage Share shall be adjusted during the Term of the Lease according to the following schedule:

             Lease Period                      Tenant's Percentage Share*
-------------------------------------   ----------------------------------------
Unit B Commencement Date through        32.61%(based on 99,611 sq.ft)
midnight of the day preceding the
Unit A Commencement Date

Unit A Commencement Date through        67.18%(based on 205,214 sq.ft)
midnight of the day preceding the
Unit C Commencement Date

Unit C Commencement Date through the    100%(based on 305,477 sq.ft)
expiration of the Term

     7 SECURITY DEPOSIT. Article 7 of the Lease is hereby amended by adding the following at the end of Article 7:

          (a) The Security Deposit shall be in the form of an irrevocable, unconditional letter of credit (the "Security Deposit L/C") in the amount set forth in Section 1.11, as security for Tenant's full and faithful performance of
Tenant's obligations hereunder. The Security Deposit L/C shall be delivered to
Landlord at Tenant's sole cost and expense. The Security Deposit L/C shall be issued by and drawn on a bank reasonably acceptable to Landlord, in Landlord's sole discretion, and shall name Landlord as Beneficiary. The CIT
Group/Commercial Services, Inc. is hereby approved by Landlord as issuer of the

Security Deposit L/C. The Security Deposit L/C shall be substantially in the form attached hereto as Exhibit D. If the maturity date of the Security Deposit
L/C is prior to the end of the Term of the Lease, Tenant shall renew the
Security Deposit L/C as often as is necessary with the same bank or financial institution (or a similar bank or financial institution reasonably acceptable to
Landlord) and upon the same terms and conditions, not less than thirty (30) days prior to the purported expiration date of the Security Deposit L/C. In the event that Tenant fails to timely renew the Security Deposit L/C as aforesaid,
Landlord shall be entitled to draw against the entire amount of the Security
Deposit L/C. The Security Deposit L/C shall be assignable by Landlord and upon such assignment to any party assuming in writing the lessor interest in this
Lease, Landlord shall be relieved from all liability to Tenant therefor.

          (b) In the event that Tenant defaults under this Lease beyond applicable notice and cure periods, Landlord shall be entitled to draw upon so much of the Security Deposit L/C as equals the defaulted payment(s) or
Landlord's actual damages incurred with respect to such default, plus any interest or other charges due thereon in accordance with this Lease. If Landlord elects to make a partial draw upon the Security Deposit L/C, Tenant shall promptly restore the Security Deposit L/C to its original amount within ten (10)
days after written demand therefor. Landlord's election to make a partial draw upon the Security Deposit L/C shall in no event prejudice or waive Landlord's right to terminate this Lease if permitted under applicable provisions of this
Lease, nor shall such election prejudice or waive any other remedy of Landlord reserved under the terms of this Lease, including the right to draw the entire amount of the Security Deposit L/C, if applicable. The Security Deposit L/C shall be available for payment against the presentation of a sight draft by the
Landlord together with a certificate from Landlord that Tenant is in default of its obligations hereunder beyond expiration of any applicable notice and cure periods and that Landlord is entitled, by the terms of this Lease, to draw upon the Security Deposit L/C. Landlord agrees to copy Tenant on any notice to the issuing bank requesting a draw against the Security Deposit L/C. The proceeds of the Security Deposit L/C, if drawn by Landlord pursuant to the terms hereof, shall be held by Landlord in accordance with the provisions of Section 7 of the
Lease and applied to reduce any amount owed by Tenant to Landlord. No interest shall be payable for any Security Deposit L/C proceeds held on account.

          (c) In the event that (1) Landlord draws the full amount of the
Security Deposit L/C as a result of a default by Tenant, (2) this Lease is not terminated by Landlord as a result of such default, (3) such default is fully cured by Tenant, and (4) there is no outstanding uncured default by Tenant, then the balance of the sums drawn (after the payment of any sums related to the curing of any defaults) shall be applied first to obtain a replacement letter of credit as security for Tenant's performance hereunder, and the remaining balance, if any, will be refunded to Tenant. Upon the termination of this Lease and the payment in full to Landlord of all damages, costs and expenses to which
Landlord is entitled hereunder, the balance of any funds drawn from the Security
Deposit L/C after satisfying such obligations shall be refunded to Tenant.

          (d) To the extent that the Security Deposit L/C is either lost or the issuing bank will not honor the Security Deposit L/C, Tenant will be responsible to promptly replace the amount of the Security Deposit either in cash (to be held in accordance with this Article 7 of the Lease) or with another Letter of
Credit meeting the requirements herein.

     8 EXTERIOR SIGNAGE. Notwithstanding anything to the contrary contained in
Article 22 of the Lease, Tenant, at its sole cost, and subject to all applicable codes and regulations, including applicable zoning requirements, and Landlord's reasonable signage and design criteria, and otherwise subject to Landlord's prior approval, not to be unreasonably withheld, conditioned or delayed, including but not limited to, Landlord's approval of the size, location and installation, shall be permitted to place exterior signage on the Building. In the event Tenant does not lease 100% of the Building, the signage rights granted to Tenant in this paragraph are personal to the original Tenant, any Permitted
Transferee and any assignee or a subtenant of the entire Premises consented to by Landlord pursuant to Article 16, and Tenant shall not transfer, assign, or otherwise convey its signage rights separate and apart from this Lease.

     9 OPTION TO RENEW.

          (a) Provided that Tenant is not in default at the time of Tenant's exercise of the option contemplated by this Paragraph 9 (the "Option") or at the commencement of the Option term, Tenant shall have one (1) five (5) year option to renew this Lease. Tenant shall provide to Landlord on a date which is prior to the date that the Option period would commence (if exercised) by at least two hundred seventy (270) days, a written notice of the exercise of such Option to extend the Lease for the additional Option term, time being of the essence. Such notice shall be given in accordance with Article 34 of the Lease. If notification of the exercise of the Option is not so given, the Option shall automatically expire. Base Rent applicable to the Premises for the renewal term shall be equal to the "Fair Market Rental" (defined hereinafter). All other terms and conditions of the Lease shall remain the same.

          (b) If Tenant exercises the Option, Landlord shall determine the Fair
Market Rental by using its good faith judgment. Landlord shall provide Tenant with written notice of such amount within fifteen (15) days after Tenant exercises its Option. Tenant shall have fifteen (15) days ("Tenant's Review
Period") after receipt of Landlord's notice of the new base rent within which to accept such rental. In the event Tenant fails to accept in writing such rental proposal by Landlord, then such proposal shall be deemed rejected and Landlord and Tenant shall attempt to agree upon such Fair Market Rental using good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following the expiration of Tenant's Review Period ("Outside
Agreement Date") then the parties shall each within ten (10) days following the
Outside Agreement Date appoint a real estate broker who shall be licensed in the
State of New Jersey and who specializes in the field of commercial, industrial space leasing in the South Brunswick region of New Jersey, has at least five (5)
years of experience and is recognized within the field as being reputable and ethical. If one party does not timely appoint a broker, then the broker appointed by the other party shall promptly appoint a broker for such party.
Such two individuals shall each determine within ten (10) days after their appointment such Fair Market Rental. If such individuals do not agree on Fair
Market Rental, then the two individuals shall, within fifteen (15) days thereafter, render separate written reports of their determinations and together appoint a third similarly qualified individual having the qualifications described above. In the event Landlord's and Tenant's respective brokers are unable to agree upon a third broker, the third broker shall be appointed by the
Chief Judge of the Circuit Court of Middlesex County, New Jersey. The third individual shall within ten (10) days after his or her appointment make a determination of such Fair Market Rental. The third individual shall determine which of the determinations of the first two individuals is closest to his own and the determination that is closest shall be final and binding upon the parties, and such determination may be enforced in any court of competent jurisdiction. Landlord and Tenant shall each bear the cost of its broker and shall share equally the cost of the third broker. Upon determination of the base rent payable pursuant to this Section, the parties shall promptly execute an amendment to this Lease stating the rent so determined.

          (c) The term "Fair Market Rental" shall mean the annual amount per rentable square foot that a willing, comparable renewal tenant would pay and a willing, comparable landlord of a similar building would accept at arm's length for similar space, giving appropriate consideration to the following matters:
(i) annual rental rates per rentable square foot; (ii) the type of escalation clauses (including, without limitation, operating expenses, real estate taxes, and CPI) and the extent of liability under the escalation clauses (i.e., whether determined on a "net lease" basis or by increases over a particular base year or base dollar amount); (iii) rent abatement provisions reflecting free rent and/or no rent during the lease term; (iv) length of lease term; (v) size and location of premises being leased; and (vi) other generally applicable terms and conditions of tenancy for similar space; provided, however, Tenant shall not be entitled to any tenant improvement or refurbishment allowance unless specifically negotiated between the parties. The Fair Market Rental may also designate periodic rental increases, a new base year and similar economic adjustments.

          (d) The Option granted to Tenant in this Lease is personal to the original Tenant and may be exercised only by the original Tenant while occupying the entire Premises and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant and any Permitted
Transferee. The Options, if any, herein granted to Tenant are not assignable separate and apart from this Lease, nor may any option be separated from this
Lease in any manner, either by reservation or otherwise. In the event Tenant does not lease 100% of the Building, then in the event the Lease has been assigned or a sublease exists as to any portion of the Premises, the Option shall be deemed null and void and neither Tenant nor any assignee or subtenant shall have the right to exercise the Option.

     10 TENANT'S OPTION TO TERMINATE. Tenant shall have the option to terminate this Lease with respect to Unit C only (the "Unit C Termination") by delivering notice to Landlord of its election to terminate the Lease with respect to Unit C on or before October 31, 2006, time being of the essence (the "Termination
Date"). If notification of the exercise of the Unit C Termination is not so given and received, the Unit C Termination granted hereunder shall automatically expire and be of no further force and effect. If Tenant exercises the Unit C
Termination, (i) Tenant's Percentage Share shall be 67.18%, and (ii) Tenant shall, from and after the Termination Date, have the non-exclusive right to use its pro rata share of parking spaces at the Project. Landlord shall, at
Landlord's sole cost and expense, separately demise Units A and B from Unit C, to Tenant's reasonable satisfaction, promptly following the Termination Date. In the event Tenant does not exercise the option to terminate the Lease with respect to Unit C or otherwise the option to terminate lapses and is of no further force and effect, Paragraph 5 of the Addendum to this Lease shall be modified by providing that the rent per square foot to be paid by Tenant for
Unit A and Unit B shall each be decreased by $0.05 per square foot during the second and third rental periods as noted in Paragraph 5.

     11 CONSEQUENTIAL AND PUNITIVE DAMAGES. Except with respect to damages incurred in connection with Articles 27 and 30 of the Lease, neither party shall be liable to the other for consequential or punitive damages.